UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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CROWN HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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“Preliminary Proxy Statement – Subject to Completion”

Crown Holdings, Inc.

Hidden River Corporate Center Two

14025 Riveredge Drive, Suite 300

Tampa, Florida 33637

________________________

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

________________________

Date: May 2, 2024

Time: 9:30 a.m. Eastern Time

Place: The Westin Tampa Waterside

725 South Harbour Island Boulevard, Tampa, FL 33602

Agenda: • Election of Directors

•	Ratification of appointment of independent auditors for the fiscal year ending

December 31, 2024

•	Advisory vote on a resolution to approve executive compensation for the

Named Executive Officers as disclosed in this Proxy Statement

•	Proposal to amend Articles of Incorporation to reduce minimum and maximum size of the Board of Directors
•	If properly presented, consideration of a Shareholder proposal regarding transparency in political spending
•	Such other business as may properly come before the Annual Meeting

Only Shareholders of Common Stock of record as of the close of business on March 12, 2024, the record date for the Annual Meeting, will be entitled to vote.

By Order of the Board of Directors

ADAM J. DICKSTEIN
Corporate Secretary

Tampa, Florida

March 25, 2024

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 2, 2024:

The Proxy Statement and Proxy Card relating to the Annual Meeting of Shareholders and the Annual Report to Shareholders are available at

WWW.CROWNCORK.COM/INVESTORS/GOVERNANCE/PROXY-ONLINE

TABLE OF CONTENTS

2024 Proxy Statement Summary	1

Questions & Answers about the 2024 Annual Meeting	14

Proposal 1: Election of Directors	20

Director Compensation	24

Common Stock Ownership of Certain Beneficial Owners, Directors and Executive Officers	26

Corporate Governance	28

Compensation Discussion and Analysis	34

2023 Say-On-Pay Vote Results	34
At-Risk Compensation	35
Pay-for-Performance Alignment -Performance-Based Compensation	36
Role of the Compensation Committee	36
Compensation Philosophy and Objectives	36
Committee Process	37
Role of Executive Officers in Compensation Decisions	38
Executive Compensation Consultant	38
Use of Benchmarking	38
Peer Group Composition	38
Compensation Strategy for CEO	39
Compensation Strategy for NEOs other than the CEO	40
Components of Compensation	41
Base Salary	41
Annual Incentive Bonus	41
Long-Term Equity Incentives	44
Retirement Benefits	48
Perquisites	49
Severance	50
Tax Deductibility of Executive Compensation	50

Compensation Committee Report	50

Executive Compensation	52
Summary Compensation Table	52
Grants of Plan-Based Awards	54
Outstanding Equity Awards at Fiscal Year-End	56
Option Exercises and Stock Vested	58
Pension Benefits	59
Employment Agreements and Potential Payments upon Termination	60
Pay Ratio Disclosure	63
Pay Versus Performance Disclosure	63

Principal Accountant Fees and Services	70

Audit Committee Report	71

Proposal 2: Ratification of Appointment of Independent Auditors	72

Proposal 3: Advisory Vote to Approve Executive Compensation	73

Proposal 4: Proposal to Amend Articles of Incorporation to Reduce Minimum and Maximum Size of the Board of Directors	74

Proposal 5: Consideration of a Shareholder Proposal Regarding Transparency in Political Spending	75

Other Matters	78

Appendix A	A-1

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2024 PROXY STATEMENT SUMMARY

This is a summary only and does not contain all the information that you should consider. We urge you to carefully read the entire Proxy Statement before voting.

Crown Holdings, Inc. - 2024 Annual Meeting

Time and Date:	9:30 a.m. Eastern Time, May 2, 2024
Place:	The Westin Tampa Waterside 725 South Harbour Island Boulevard Tampa, Florida 33602
Record Date:	March 12, 2024. Only Shareholders of record of the Company’s Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

2024 Annual Meeting Proposals

Agenda Item	Board Recommendation	Page
1. Election of Directors	FOR EACH DIRECTOR NOMINEE	20
2. Ratification of appointment of Independent Auditors	FOR	72
3. Advisory vote to approve executive compensation	FOR	73
4. Proposal to amend Articles of Incorporation to reduce the minimum and maximum size of the Board of Directors	FOR	74
5. Consideration of a Shareholder proposal regarding transparency in political spending	AGAINST	75

How to Cast Your Vote

You can vote by any of the following methods:

Internet	Phone	Mail	In Person

www.proxypush.com/cck Deadline for voting online is 11:59 p.m. (ET) on May 1, 2024.	1-866-883-3382 Deadline for voting by phone is 11:59 p.m. (ET) on May 1, 2024.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your proxy card must be received before the Annual Meeting.	For instructions on attending the Annual Meeting, please see “Questions and Answers about the 2024 Annual Meeting” on page 14.
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Proposal 1 - Election of Directors

There are ten nominees for election to the Board of Directors. All of the nominees currently serve on the Board. Six of the Company’s current independent Directors have joined the Board in the last five years as a result of a Board refreshment process where Director candidates were identified during that period through Board, Shareholder and third-party search firm input.[1] Half of our nominees are or have been Chairs of U.S. public company Boards of Directors. Our Board refreshment strategy has further strengthened and diversified the skills and experiences of the Board. Each Director nominee is listed below, and you can find additional information about each nominee under Proposal 1: Election of Directors, beginning on page 20.

Name and Primary Occupation	Age	Director Since	Independent	Committee Memberships A C E NCG
Timothy J. Donahue Chairman, President and Chief Executive Officer of the Company	61	2015	No			✓
Richard H. Fearon Former Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation	67	2019	Yes	✓			✓
Andrea J. Funk Executive Vice President and Chief Financial Officer of EnerSys	54	2017	Yes	✓	✓
Stephen J. Hagge Former President and Chief Executive Officer of AptarGroup	72	2019	Yes		Chair	✓	✓
James H. Miller Former Chairman and Chief Executive Officer of PPL Corporation	75	2010	Yes		✓	✓	Chair
B. Craig Owens Former Chief Financial Officer and Chief Administrative Officer of Campbell Soup Company	69	2019	Yes	Chair		✓
Angela M. Snyder President of Fulton Financial Corporation and Fulton Bank	59	2022	Yes	✓	✓
Caesar F. Sweitzer Former Senior Advisor and Managing Director of Citigroup Global Markets	73	2014	Yes	✓		✓	✓
Marsha C. Williams Former Senior Vice President and Chief Financial Officer of Orbitz Worldwide	72	2022	Yes		✓
Dwayne A. Wilson Former Senior Vice President of Fluor Corporation	65	2020	Yes	✓

A: Audit Committee   C: Compensation Committee    E: Executive Committee NCG: Nominating and Corporate Governance Committee

1 Two additional Directors were appointed in 2022 pursuant to an agreement with a Shareholder and resigned in November 2023.

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The Board elected Mr. Timothy Donahue as its Chairman following the 2022 Annual Meeting. Mr. James Miller is the Board’s Independent Lead Director. See the section below titled “Corporate Governance: Board Leadership and Risk Oversight” for a summary of the duties of our Independent Lead Director.

Director Tenure
Less than 6 years	6 – 10 years	More than 10 years

Ongoing Board Refreshment – eight new Directors in five years[1]

Board Independence and Diversity
Board Diversity • Three female Directors • One African American Director

The ten Director nominees standing for reelection to the Board have diverse backgrounds, skills and experiences. We believe their varied backgrounds contribute to an effective and well-balanced Board that is able to provide valuable insight to, and effective oversight of, our senior executive team.

1 Two additional Directors appointed pursuant to an agreement with a Shareholder served from December 2022 to November 2023.

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Director Nominee Skills and Experience

Public company CEO (current or former)
3
Corporate executive leadership
9
Other public company board experience
7
Packaging or consumer packaged goods business experience
3
International business experience
7
Manufacturing experience
6
Finance or accounting experience
8
Information security experience
2

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Governance Best Practices

The Board of Directors is committed to implementing and maintaining strong corporate governance practices. The Board continually adopts emerging best practices in governance that enhance the effectiveness of the Board and our management and that serve the best interests of the Company’s Shareholders. The Corporate Governance section beginning on page 28 describes our governance framework. We call your attention to the following best practices.

✓   Annual election of all Directors

✓   Resignation policy applicable to Directors who do not receive a majority of votes cast in uncontested elections

✓   Mandatory retirement policy for Directors

✓   Proxy access

✓   Active outreach and engagement with Shareholders throughout the year

✓   Overboarding limits

✓   Robust Board refreshment with eight new independent Directors joining the Board in the last five years[1]

✓   9 of 10 Directors independent – all key committees consisting solely of independent Directors

✓   Independent Lead Director with broad authority

✓   Executive sessions of independent Directors held regularly

✓   Annual review of Committee charters and Corporate Governance Guidelines

✓   Robust stock ownership guidelines for Directors and Named Executive Officers

✓   Prohibition on all pledging and hedging of the Company’s stock by Directors, Officers and other insiders

✓   Annual Say-on-Pay vote

✓   Code of Business Conduct and Ethics that applies to Directors and employees

✓   No supermajority voting requirement to amend By-Laws

✓   Shareholder right to call special meetings

✓   No poison pill

✓   Review of sustainability/environmental, social and governance (“ESG”) policy matters assigned to Nominating and Corporate Governance Committee and review of the Company’s ESG disclosures and reporting assigned to Audit Committee

✓   Integration of Diversity and Inclusion in the Company’s Sustainability program, overseen by the Nominating and Corporate Governance Committee

✓   Board oversight of information security

✓   Annual update from Management to the Board on the Company’s political contributions

Shareholder Engagement

The Company has developed a multi-platform Shareholder engagement program that results in active dialogue with both current and prospective investors globally.  Major elements of the program include individual or group investor meetings, scheduled teleconferences, participation in institutional investor conferences and investor visits to Company manufacturing, research and development or administrative facilities.  Subjects of discussion at these events include long-term strategy, financial information, recent and pending acquisitions

1 Two Directors joined the Board in 2022 pursuant to an agreement with a Shareholder and resigned in November 2023.

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and divestitures, major trends and issues affecting the Company’s businesses, industry dynamics, executive compensation, sustainability and corporate governance, among other matters.  Every few years, as appropriate, the Company hosts investor day events, which may also include facility tours. In 2023, the Company released a comprehensive and updated investor presentation. The Company also cultivates relationships with the stewardship teams of its index-based Shareholders.  In discussions with current and prospective Shareholders, our engagement includes eliciting Shareholder perspectives on our long-term strategy, financial performance, capital allocation policies and business portfolio, among other matters.  During last year’s engagement cycle, we estimate that we had personal contact with investors owning well over 60% of the Company’s outstanding shares. On June 2, 2023, the Company was included into the S&P MidCap 400 Index.

Sustainability – Environmental and Social Responsibility

Sustainability is a core driver and priority within the Company's strategic approach. Under the general direction of the Board and in accordance with its charter, the Nominating and Corporate Governance Committee regularly reviews and assesses the Company's sustainability programs, policies and practices. Similarly, the Audit Committee reviews Environmental, Social and Governance (ESG) disclosures, reports and audits, as well as management’s assessment and measurement of the Company’s progress towards achieving its ESG goals and objectives. Robust governance frameworks govern all facets of the business, with a particular emphasis on sustainability. In addition to the responsibilities of the Board Committees described above, the Company monitors its sustainability efforts through a Global Executive Sustainability Committee, comprising senior Company executives.

In 2020, Crown established its comprehensive Twentyby30TM program, setting 20 measurable goals that the Company would attempt to reach by 2030 or sooner. These objectives encompass multiple aspects of sustainability and reflect areas which may be material to the Company’s business as well as areas where it believes it can create notable impact. Structured within five core program pillars of: Climate Action, Resource Efficiency, Optimum Circularity, Working Together and Never Compromise, these initiatives include efforts such as making operational improvements in energy, water and waste and elevating our focus on material use efficiency, recycling, responsible and ethical sourcing and food contact and safety.

The Company’s main raw material inputs, aluminum and steel, offer unparalleled sustainability credentials for packaging not only due to their superior recycling rates and recycled content, but also because both materials are infinitely recyclable, meaning they can be recycled repeatedly with no loss of physical properties or quality. This reuse into new containers or other metal products saves raw materials, energy and CO2 emissions. Most of the products made by the Company’s Transit Packaging Division use a high degree of recycled content, and many are made from 100% recycled content. In fact, the group recycles hundreds of millions of pounds of plastic every year for use in its products. The Transit Packaging Division also produces reusable top frames, which contribute to a lower carbon footprint.

Crown acknowledges that its sustainability efforts rely on collaboration throughout the value chain. The Company works to positively influence its upstream value chain by communicating its comprehensive environmental supplier standards. These standards grant the Company oversight of and visibility into the environmental practices of our suppliers, and the Company expects all suppliers to comply with them. Third-party risk assessments and audits further reinforce the Company’s commitment to sustainability in its raw material supply chains.

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The Company issued its most recent complete Sustainability Report in June 2023. The report uses the Global Reporting Initiative’s 2021 guidelines and is available in full at https://www.crowncork.com/news/crowns-new-sustainability-report-underscores-continued-progress-toward-achieving-twentyby30tm.

This report details progress within the Company’s Twentyby30 program throughout 2022, which includes the following:

•	Climate Action
  Crown achieved a 12% reduction in Scope 1 and Scope 2 GHG emissions, which is 24% of the way toward the Company's goal of a 50% combined reduction by 2030.
  Crown sourced 34% of its total electricity used in 2022 from renewable resources. This achievement means the Company is 45% of the way toward its program goal to source 75% renewable electricity by 2030.
•	Resource Efficiency
  Crown is 8% of the way toward its 2030 goal of replenishing 100% of water consumed from high scarcity risk watersheds back to those watersheds.
  Crown signed onto the United Nation's CEO Water Mandate, which offers a powerful avenue for companies to collaborate to address urgent water challenges related to scarcity, quality, governance and access to water and sanitation.
•	Optimum Circularity – Crown reduced the overall global average standard (12oz or 330ml) can weight of its beverage cans by 6.44%, which is over 60% of the way toward the Company's goal of a 10% reduction by 2030.
•	Working Together – Across its global businesses, 44% of Crown's new hires in executive roles were female – a 38% increase from 2019.
•	Never Compromise
  Over 60% of Crown's R&D efforts are focused on sustainability improvements, surpassing the stated goal of 50% by 2030.
  Crown assessed 75% of its core raw materials and core service suppliers by spend for compliance with Crown's Responsible and Ethical Sourcing policy, which far exceeds its 2025 goal.

In 2023, the Company received recognition of its sustainability efforts from several sources, including:

•	“World’s Most Trustworthy Companies” by Newsweek and Statista: The Company was ranked as the top packaging company within the Transport, Logistics & Packaging category, based on evaluations of customer, investor and employee trust.

•	“America’s Most Responsible Companies” by Newsweek and Statista: The Company was featured among 500 honorees, based on evaluations of CSR and sustainability KPIs and public perception of the Company’s reputation.

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•	“America’s Climate Leaders” by USA TODAY and Statista: The Company was ranked as one of the top performing companies for emissions reduction among 2,000 U.S.-based organizations.
•	EPA’s Top 30 Green Power Partners from the Fortune 500 List: The Company was featured within the top 30 companies for the third year in a row.
•	“Top Companies for Women” by Forbes: The Company was awarded #4 in our industry category and #77 overall out of 400 honorees.
•	Sustainalytics: The Company was awarded the #1 spot within the "Containers and Packaging" industry category for 2023, marking the 4th year in a row that we placed in the top 3% of our category.

The Company’s next Sustainability Report will be issued in 2024 and will use the Global Reporting Initiative’s 2021 guidelines, which are effective for reports or other materials published on or after January 1, 2023. This next Sustainability Report will include alignment to recommendations of the Task Force on Climate Disclosure (“TCFD”). As with any material risk to the Company, Crown closely manages risks and opportunities that climate change and the transition to a low-carbon economy could create for the Company.

Information Security

The Company places a high priority on securing its confidential business information, as well as the confidential business information and personal information that we receive from and store about our business partners and employees.

The Company has systems in place to securely receive and store information and to detect, contain, and respond to data security incidents. The Company has information security compliance procedures in place to manage information security risk and conducts frequent security awareness training for all Company employees. This program provides training and testing at least annually on information security. To respond to the threat of security breaches and cyberattacks, the Company maintains a program, overseen by the Company’s Chief Information Security Officer, that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned or controlled by the Company. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material information security incident. The Company undergoes annual third-party security testing to gain an independent view of the strength of our information security defenses and audits its information technology and security compliance procedures annually in order to comply with the requirements of the Sarbanes Oxley Act. Auditors engaged by the Company for this purpose are best-in-class industry leaders in the information security industry that use standard cyber security frameworks such as NIST Cyber Security Framework and ISO 27001 standards. The Company also maintains an information security risk insurance policy.

The Board, the Audit Committee and Company management share top-level responsibility for management of information security risk. Day-to-day oversight rests with the Company’s Chief Information Security Officer, who reports to the Company’s Chief Financial Officer. The Audit Committee, which is tasked with oversight of certain risk issues, including information security risk, receives two to four reports annually from the Company’s senior leadership, including the Chief Information Security Officer, that includes an information security dashboard and discussion of emerging risks and trends. The Audit Committee then briefs the Board on these matters. The full Board receives a presentation, usually annually, from the Company’s senior leadership on information security matters. The Company has conducted training programs for Board members to enhance our Directors’ literacy on information security issues.

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Proposal 2 – Ratification of Appointment of Independent Auditors

As a matter of good corporate governance, the Company asks its Shareholders to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors for 2024. The following table summarizes the fees PwC billed to the Company for 2023.

Audit Fees	Audit-Related Fees	Tax-Related Fees	All Other Fees
$9,289,000	$1,350,000	$1,482,000	$10,000

Additional information in the section titled “Principal Accountant Fees and Services” and the Audit Committee Report may be found on pages 70 and 71.

Proposal 3 – Advisory Vote to Approve Executive Compensation

At the 2023 Annual Meeting, the Say-on-Pay resolution with respect to Named Executive Officer (“NEO”) compensation received a favorable vote of over 92%. Accordingly, the general approach to the compensation of our NEOs, including the Chief Executive Officer (“CEO”), remained largely unchanged. Since 2022, a sustainability criterion has been part of the Board’s annual evaluation of the CEO. See the Compensation and Discussion Analysis (“CD&A”) section that begins on page 34. Below is a summary of the CEO’s compensation for 2021, 2022 and 2023. Compensation for Mr. Donahue and the other NEOs is more fully described in the Summary Compensation Table on page 52.

Name and Position	Year	Salary	Grant Date Projected Value of Unvested Restricted Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation	Total Compensation
Timothy Donahue President and Chief Executive Officer	2023	$1,370,000	$7,671,945	$2,820,488	$0	$65,790	$11,928,223
	2022	1,315,000	7,364,000	599,969	0	21,167	9,300,136
	2021	1,260,000	6,368,770	3,024,000	1,106,979	55,316	11,815,065

The lump-sum present value calculations required to be included for all of our NEOs in this Proxy Statement for certain components of Total Compensation (e.g., Changes in Pension Value) are affected strongly by interest rates. Future changes in interest rates could cause significant changes in the lump-sum value of such benefits. See page 59, footnote 4, for more information about interest rate sensitivity. Note also that not all of the pension benefits payable to our NEOs will be paid in a lump sum.

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Pay-for-Performance Alignment – Performance-Based Compensation

The Company has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual and long-term goals that will result in improvement in shareholder value. Approximately two-thirds of our NEOs’ share awards are performance-based. Vesting is based on two performance metrics: the Company’s relative total shareholder return (“TSR”) against a published index of company peers (the Dow Jones U.S. Containers & Packaging Index) and the Company’s return on invested capital (“ROIC”). Annual incentive bonuses are also based on two performance metrics: the Company’s modified operating cash flow (“MOCF”) and its economic profit.

Based on the Company’s performance for the measurement period related to the vesting of performance-based shares in 2024, the Company’s NEOs, including the CEO, received TSR-based awards that were 54.4% below target and ROIC-based awards that were 100% above target. For 2023, based on the Company’s over-performance on the MOCF component and under-performance on the economic profit component of the annual incentive bonus, corporate-level NEOs (including the CEO) received bonuses that were 52.5% above target. The Company’s corporate-level NEOs received annual incentive bonuses for 2022 that were 63.5% below target level and NEOs have forfeited 100% of their performance share vestings for two years out of the last ten. The Committee views these outcomes as demonstrative of the Company’s “pay-for-performance” philosophy.

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Elements of Total Direct Compensation

The allocation of 2023 total direct compensation for our CEO and for our other NEOs among the various components of compensation is set forth in the following charts that highlight the Company’s emphasis on “at risk” and equity-based compensation.

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Executive Compensation Best Practices

WHAT WE DO

✓  Maintain a Compensation Committee comprised entirely of independent Directors

✓  Benchmark our NEOs’ total direct compensation at the 50th percentile of our peer group

✓  Review pay and performance alignment annually

✓  Target and provide a majority of the direct compensation paid to our NEOs in performance-based compensation

✓  Allocate approximately two-thirds of compensation under the Company’s long-term incentive plan to performance-based share awards and approximately one-third to time-based share awards

✓  Vest performance-based shares on the basis of two metrics (relative total shareholder return and return on invested capital)

✓  Require both a change in control and a qualifying employment termination for vesting of stock compensation (i.e., double-trigger vesting)

✓  Base payouts under the Company’s Annual Incentive Bonus Plan on the achievement of specified levels of economic profit and modified operating cash flow

✓  Maintain stock ownership and holding period requirements for our NEOs

✓  Pursuant to our new compensation recovery policy (the “Compensation Recovery Policy”) for incentive compensation paid or awarded on or after October 2, 2023, we may recover from certain current or former executive officers, including our NEOs, the amount of any erroneously awarded cash- or equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement, without regard to whether the NEO engaged in intentional misconduct or fraud. The Compensation Recovery Policy applies in addition to any other rights of recovery under any similar policy, including under the Company’s general clawback policy pursuant to which the Company may recoup non-equity incentive bonus payments and performance-based equity awards from NEOs in the event of certain acts of misconduct.

✓  Engage an independent compensation consultant for our Compensation Committee

✓  Annually review the independence of the compensation consultant retained by the Compensation Committee

✓  Utilize tally sheets to review, for each NEO, total compensation, compensation mix, internal pay equity, total value of Company stock held by the NEO, payouts under certain potential termination scenarios and the aggregate value of retirement benefits and interest rate sensitivity of retirement benefits

✓  Hold annual Say-on-Pay votes

✓  Include a sustainability criterion for the Board’s annual evaluation of the CEO

WHAT WE DON’T DO

✗  Allow carry-forward or banking of economic profit or modified operating cash flow achievement in the Company’s Annual Incentive Bonus Plan

✗  Enter into any new employment, severance or separation agreement, or establish any new severance plan or policy covering any NEO that provides for cash severance benefits exceeding 2.99 times the sum of the NEO’s base salary plus target bonus, without seeking Shareholder ratification of such agreement, plan or policy.

✗  Use subjective individual qualitative factors in determining annual bonuses for our NEOs

✗  Include any tax gross-up provisions in our executive employment agreements

✗  Provide excessive perquisites

✗  Permit any form of hedging or pledging of Company stock

✗  Count unexercised stock options or unearned performance shares toward the achievement of ownership guidelines

Please read the CD&A, beginning on page 34, for a more detailed description of the Company’s executive compensation program.

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Proposal 4 – Proposal to Amend Articles of Incorporation to Reduce the Minimum and Maximum Size of Board of Directors

The Board believes that the proposed amendment will align the Company’s Board structure with current practice at U.S. public companies while continuing to allow for a Board with diverse talents and perspectives, as well as demonstrated experience and expertise. The proposed amendment to the Articles will result in a size range for the Board that the Board believes will support the culture of critical thinking and thoughtful discussion in the boardroom.

The Board recommends that you vote FOR Proposal 4.

Proposal 5 – Consideration of Shareholder Proposal Regarding Transparency in Political Spending

Mr. John Chevedden has advised he intends to present a Shareholder proposal regarding transparency in political spending.

The Board has carefully considered this Shareholder proposal and recommends that you vote AGAINST Proposal 5.

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QUESTIONS & ANSWERS ABOUT THE 2024 ANNUAL MEETING

Why am I receiving these materials?

The Company is providing you this Proxy Statement, the accompanying Proxy Card and a copy of our Annual Report for the year ended December 31, 2023, containing audited financial statements, in connection with our Annual Meeting of Shareholders or any adjournments or postponements of the Annual Meeting. The Meeting will be held on May 2, 2024 at 9:30 a.m. Eastern Time at The Westin Tampa Waterside located at 725 South Harbour Island Boulevard, Tampa, Florida. As a Shareholder of the Company, you are cordially invited to attend the Annual Meeting and are encouraged to exercise your right to vote on the matters described in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Board of Directors of the Company. We are mailing this Proxy Statement and the accompanying Proxy Card and Annual Report to our Shareholders on or about March 25, 2024.

What is a Proxy?

A Proxy is your legal designation of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is called a Proxy Holder. On the Proxy Card you will find the names of the persons designated by the Company to act as Proxy Holders to vote your shares at the Annual Meeting. The Board is asking you to allow any of the persons named as Proxy Holders on the Proxy Card (all of whom are Officers of the Company) to vote your shares at the Annual Meeting. The Proxy Holders must vote your shares in the manner you instruct.

Who is entitled to vote?

Only Shareholders as of the close of business on March 12, 2024 (“Record Date”) are entitled to receive notice of, to attend and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Each Shareholder has one vote per share on all matters to be voted on. As of the Record Date, there were xxx,xxx,xxx shares of Common Stock outstanding.

What is the difference between a “record owner” and a “beneficial owner”?

Record Owners: If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the “Shareholder of record” or “record owner” with respect to those shares. You vote your shares directly and may attend the Annual Meeting. You also may participate in and vote at the Annual Meeting with no prior authorizations required.

Beneficial Owners: If your shares are held in an account at a brokerage firm, bank or trust as custodian on your behalf, you are considered the “beneficial owner” of those shares. Your shares are registered on the Company’s books in the name of the brokerage firm, bank or trust, or its nominee. Shares held in this manner are commonly referred to as being held in “street name.” As the beneficial owner of the shares, you have the right to direct your broker, bank or trustee how to vote your shares by using the voting instruction form sent to you along with this Proxy Statement. You also are invited to attend the Annual Meeting. However, because a beneficial owner is not the Shareholder of record, you may not vote these shares in person at the Annual Meeting, or participate in the Annual Meeting, unless you obtain a legal proxy from the broker, bank or trust who is the Shareholder of record, or holds a legal proxy from the Shareholder of record, giving you the right to vote the shares at the Annual Meeting.

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What proposals will be voted on at the Annual Meeting?

Shareholders will vote on five proposals at the Annual Meeting:

•	the election of Directors
•	the ratification of the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2024
•	the “Say-on-Pay” vote
•	an amendment to Articles of Incorporation to reduce the minimum and maximum size of the Board of Directors
•	if properly presented, a Shareholder proposal regarding transparency in political spending

The Company also will consider any other business that properly comes before the Annual Meeting in accordance with Pennsylvania law and the Company’s By-Laws.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees for election to the Board
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2024
•	“FOR” the advisory resolution to approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement
•	“FOR” the amendment to Articles of Incorporation to reduce the minimum and maximum size of the Board of Directors
•	“AGAINST” the Shareholder proposal regarding transparency in political spending

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a Proxy to the Proxy Holders named on the Proxy Card, they will have the discretion to vote your shares in their best judgment with respect to any additional matters properly brought before the Annual Meeting in accordance with Pennsylvania law and the Company’s By-Laws. Also, if for any reason any of our nominees are not available as candidates for Director, the Proxy Holders will vote the Proxies for any other candidate or candidates who may be nominated by the Board.

How do I vote my shares?

You may vote your shares by Proxy or in person.

You may vote by Proxy:

•	by the Internet, at the web address provided on page 1 of this Proxy Statement or on your Proxy Card or voting instruction form; or
•	by telephone, using the toll-free number listed on page 1 of this Proxy Statement or on your Proxy Card or voting instruction form; or
•	by mail, by marking, signing, dating and mailing your Proxy Card or voting instruction form and returning it in the envelope provided. If you return your signed Proxy Card or voting instruction form but do not mark the boxes showing how you wish to vote, your shares will be voted FOR Proposals 1 through 4 and AGAINST Proposal 5.

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You may vote in person:

•	with no prior authorization, if you are a record owner;
•	with a legal proxy from the brokerage firm, bank or trust that holds your shares in street name, if you are a beneficial owner.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. Eastern Time, May 1, 2024.

Will my shares be voted if I do not provide my Proxy?

It depends on whether you are a record owner or beneficial owner. If you are a record owner, your shares will NOT be voted unless you provide a Proxy or vote in person at the Annual Meeting. For beneficial owners who hold shares in street name through brokerage firms, those firms generally have the authority to vote their clients’ unvoted shares in their discretion on certain routine matters. For example, if you are a beneficial owner and you do not provide voting instructions, your brokerage firm may vote your shares with respect to the ratification of the appointment of independent auditors (Proposal 2), as this matter is considered routine under the applicable New York Stock Exchange (“NYSE”) rules. All other matters to be voted on at this year’s Annual Meeting are not considered routine, and your broker cannot vote your shares on those non-routine matters without your instruction (“broker non-votes”).

Beneficial Owners: The Company urges you to instruct your broker, bank or trust on how to vote your shares.

What constitutes a quorum?

The presence, in person or by Proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business at the Annual Meeting. WITHHOLD votes with respect to Director nominees and abstain votes on the other proposals will be counted in determining the presence of a quorum, as will shares subject to broker non-votes if the broker votes the shares on a routine matter, such as the ratification of the appointment of the Company’s independent auditors (Proposal 2).

Under Pennsylvania law and the Company’s By-Laws, ABSTAIN votes and broker non-votes are not considered to be “votes cast” and, therefore, although they will be counted for purposes of determining a quorum, they will not be given effect either as FOR or WITHHOLD / AGAINST votes.

What vote is needed for the election of Directors, and what is the policy with respect to the resignation of Directors who do not receive a majority of the votes?

With regard to Proposal 1, Shareholders may vote FOR or WITHHOLD with respect to the election of Directors. Directors are elected by a plurality of the votes cast, in person or by Proxy, subject to the Company’s By-Law provision described below. The Company’s By-Laws set forth the procedures if a Director nominee does not receive at least a majority of votes cast in an uncontested election of Directors where a quorum is present. In an uncontested election, an incumbent Director nominee who receives the support of less than a majority of the votes cast at an Annual Meeting, although deemed to have been elected to the Board by plurality vote, must promptly tender his or her resignation to the Board. In an uncontested election, if a nominee who is not an incumbent does not receive the vote of at least a majority of the votes cast, the nominee will be deemed to have been elected to the Board by plurality vote and to have immediately resigned.

For this purpose, “majority of votes cast” means the number of shares voted FOR a Director’s election exceeds 50% of the total number of votes cast with respect to the Director’s election. “Votes cast” includes only FOR and WITHHOLD votes. Under Pennsylvania law and the Company’s By-Laws, broker non-votes are not considered to be “votes” and, therefore, will not be given effect either as FOR or WITHHOLD votes in the context of Proposal 1.

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The Nominating and Corporate Governance Committee will evaluate the tendered resignation of an incumbent Director who does not receive a majority vote in an uncontested election and make a recommendation to the Board as to whether the resignation should be accepted. The Board will act on the tendered resignation and publicly disclose its decision within 90 days from the date of certification of election results. If the Board does not accept the incumbent’s resignation, such Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected and qualified or until such Director’s earlier death, resignation or removal. If the Board accepts the Director’s resignation, the Board may fill the resulting vacancy or decrease the size of the Board pursuant to the Company’s By-Laws. To be eligible to stand for election, each nominee who agrees to be nominated must agree in writing to be bound by the By-Law resignation provisions in the event the nominee does not receive a majority of the votes cast in an uncontested election.

What vote is needed to approve all other proposals?

Proposals 2, 3, 4 and 5 require a FOR vote of a majority of the votes cast, in person and by Proxy, in order to be approved.

ABSTAIN votes and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the votes on these proposals.

Can I change or revoke my vote after I have delivered my Proxy?

Yes. If you are a record owner, prior to the Annual Meeting you may change your vote by submitting a later-dated Proxy in one of the manners authorized and described in this Proxy Statement (by Proxy Card, via the Internet or by telephone). You also may give a written notice of revocation to the Company’s Corporate Secretary, so long as it is delivered to the Corporate Secretary at the Company’s principal executive offices prior to the beginning of the Annual Meeting, or given to the Corporate Secretary at the Annual Meeting prior to the time your Proxy is voted at the Annual Meeting. You also may revoke any Proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person by ballot. If you are a beneficial owner, please follow the instructions provided by your broker, bank or trust as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Who can attend the Annual Meeting?

Only Company employees and Shareholders as of the March 12, 2024 Record Date may attend the Annual Meeting. Record owners may attend without any prior authorization. If you are a beneficial owner, to be admitted to the Annual Meeting you will need proof of beneficial ownership satisfactory to the Company in the form of a statement from the brokerage firm, bank or trust or a legal proxy from that institution showing you as a beneficial owner of Company shares or as the sole legal proxy of a beneficial owner. All Annual Meeting attendees may be asked to present valid, government-issued photo identification, such as a driver’s license or passport, before entering the Annual Meeting. Attendees will be subject to security inspections and will be required to comply with other security and procedural measures in place at the Annual Meeting. Please arrive early enough to allow yourself adequate time to clear security. You will not be allowed to use video or audio recording devices in the Annual Meeting. Representatives of the Company will be at the entrance to the Annual Meeting, and these representatives will be authorized on the Company’s behalf to determine whether the admission policies and procedures are being followed and whether you will be granted admission to the Annual Meeting.

Health Protocols:

For the health and safety of our Shareholders and employees, we ask that you follow all applicable health orders in place at the time of the Annual Meeting. As the state of applicable health orders are subject to change following the date of this Proxy Statement, we encourage Shareholders who plan to attend the Annual Meeting in person to review the latest guidance from the Centers for Disease Control

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and Prevention and the Florida Department of Health, as well as the Company’s website at:

www.crowncork.com/investors/governance/proxy-online

prior to attending. Individuals experiencing cold/flu-like symptoms should not attend the Annual Meeting in person but are encouraged to vote prior to the meeting using one of the other methods described under “How do I vote my shares?” above.

Where can I find voting results of the Annual Meeting?

The Company will announce the preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K or Form 10-Q filed with the Securities and Exchange Commission (“SEC”) within four business days after the date of the Annual Meeting.

Who conducts the Proxy solicitation, and how much will it cost?

The Company has engaged D.F. King to assist in the solicitation of Proxies for a fee of $10,000 plus reimbursement for out-of-pocket expenses and certain additional fees for services rendered in connection with such solicitation. Certain Officers and employees of the Company may also solicit Proxies by mail, telephone, Internet or facsimile or in person without any extra compensation. The Company bears the cost of soliciting Proxies.

What is the deadline for proposals for consideration or for nominations of individuals to serve as Directors at the 2025 Annual Meeting of Shareholders?

Proposals to be Considered for Inclusion in the Company’s Proxy Materials:

In order to be considered for inclusion in the Proxy Statement for the Company’s 2025 Annual Meeting of Shareholders, any Shareholder proposal intended to be presented at that meeting, in addition to meeting the shareholder eligibility and other requirements of the SEC rules governing such proposals, must be received in writing, via Certified Mail – Return Receipt Requested, by the Office of the Corporate Secretary, Crown Holdings, Inc., Hidden River Corporate Center Two, 14025 Riveredge Drive, Suite 300, Tampa, FL 33637 not later than November 25, 2024.

Director Nominations for Inclusion in the Company’s Proxy Materials (Proxy Access):

Under certain circumstances, Shareholders may submit nominations for Directors for inclusion in the Company’s proxy materials by complying with the proxy access requirements in the Company’s By-Laws, which require nominations to be submitted in writing, via Certified Mail – Return Receipt Requested, and received at the above address not before October 26, 2024 nor after November 25, 2024.

Other Business and Director Nominations to Be Brought Before the 2025 Annual Meeting of Shareholders:

The Company’s By-Laws currently provide that a Shareholder of record at the time that notice is given to the Company and who is entitled to vote at an annual meeting may bring business before the meeting or nominate a person for election to the Board of Directors if the Shareholder gives timely notice of such business or nomination. To be timely, and subject to certain exceptions, notice in writing to the Corporate Secretary must be delivered or mailed, via Certified Mail – Return Receipt Requested, and received at the above address not before October 26, 2024 nor after November 25, 2024. The notice must describe various matters regarding the nominee or proposed business. Any Shareholder desiring a copy of the Company’s By-Laws will be furnished one copy without charge upon written request to the Corporate Secretary.

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How can I access the Proxy materials on the Internet?

The Company has made available copies of the following materials at the Company’s website at:

https://www.crowncork.com/investors/governance/proxy-online

•	this Proxy Statement
•	the Proxy Card relating to the Annual Meeting of Shareholders
•	the Annual Report to Shareholders

Information included on the Company’s website, other than this Proxy Statement, the Proxy Card and the Annual Report to Shareholders, is not part of the Proxy soliciting materials.

Whom should I contact to obtain a copy of the Annual Report on Form 10-K?

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC on February 27, 2024. A copy of the Company’s Annual Report on Form 10-K was included as part of the Annual Report to Shareholders that you received along with the proxy materials. Any Shareholder can obtain a copy of the Annual Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, without charge. Requests for copies of the Annual Report should be sent to: Investor Relations Department, Crown Holdings, Inc., Hidden River Corporate Center Two, 14025 Riveredge Drive, Suite 300, Tampa, FL 33637 or you may call toll free 888-400-7789. Copies in electronic format of the Company’s Annual Report and filings with the SEC are available at the Company’s website at www.crowncork.com/investors/reports-filings in the “For Investors” section.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Proxy Holders shall vote the shares with respect to the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected. None of the persons named as a nominee for Director has indicated that he or she will be unable or will decline to serve. In the event that any of the nominees are unable or decline to serve, which the Nominating and Corporate Governance Committee of the Board of Directors does not believe will happen, the Proxy Holders will vote with respect to the remaining nominees and others who may be nominated by the Board of Directors.

Mr. Josef Müller, a member of the Board of Directors of the Company since 2011, is retiring as a Director pursuant to our mandatory retirement policy and is not standing for re-election to the Company’s Board of Directors at the Annual Meeting. Messrs. Jesse Lynn and Andrew Teno resigned from the Board on November 20, 2023. Their resignations were delivered pursuant to the Director Appointment and Nomination Agreement, dated December 12, 2022, by and among the Company, Carl C. Icahn and the persons and entities listed therein, and were not due to any disagreement with the Company.

The Articles of Incorporation and By-Laws of the Company provide for a Board of Directors consisting of between 10 and 18 Directors, as determined by the Board of Directors. The Board of Directors has fixed the number of Directors at 10. It is intended that the Proxies will be voted for the election of the 10 nominees named below as Directors, and no more than 10 will be nominated by the Board. If all 10 Director nominees are elected, 9 of the Directors, representing 90% of the Board, will be “independent” as defined in the NYSE listing standards.

The Board is committed to regular review of its composition to ensure that the Board continues to have the right mix of skills, background and tenure. Six of the Company’s independent Directors nominated for re-election have joined the Board in the last five years as a result of a Board refreshment process during the period where Director candidates were identified through Board, Shareholder and third-party search firm input.1 Our ongoing Board refreshment strategy has further strengthened and diversified the skills and experiences of the Board. The Board believes that the collective combination of backgrounds, skills and experiences of its members has produced a Board that is well-equipped to exercise oversight responsibilities for the Company’s Shareholders and to help guide the Company to achieve its long-term strategic objectives.

Under the Company’s Corporate Governance Guidelines, no Director will commence a term of Board service if the Director is over 75 years old unless the Board determines that an additional term of Board service would be in the best interests of the Company.

The names of this year’s nominees and information concerning them and their associations as of March 12, 2024, as furnished by the nominees, follow. The principal occupations and the directorships stated include the nominees’ occupations and directorships with any U.S. publicly traded companies or registered investment companies during the last five years.

The Board of Directors Recommends that Shareholders Vote FOR Election of Each of the Nominees Named Below.

1 Two additional Directors (Messrs. Lynn and Teno) joined the Board in 2022 pursuant to an agreement with a Shareholder and resigned in November 2023.

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Name	Age	Principal Occupation	Year Became Director
Timothy J. Donahue (e)	61	Chairman, President and Chief Executive Officer of the Company	2015
Richard H. Fearon (a) (ncg)	67	Former Vice Chairman and Chief Financial and Planning Officer and Director of Eaton Corporation; also Chairman of Avient Corporation and a Director of Waters Corporation and CRH plc	2019
Andrea J. Funk (a) (c)	54	Executive Vice President and Chief Financial Officer of EnerSys; former Chief Executive Officer of Cambridge-Lee Industries; former Director of Destination Maternity Corporation	2017
Stephen J. Hagge (c) (e) (ncg)	72	Former President, Chief Executive Officer and Director of AptarGroup; also Chairman of CF Industries Holdings	2019
James H. Miller (c) (e) (ncg)	75	Former Chairman and Chief Executive Officer of PPL Corporation; former Director of AES Corporation	2010
B. Craig Owens (a) (e)	69	Former Chief Financial Officer and Chief Administrative Officer of Campbell Soup Company; also a Director of AptarGroup; former Director of J C Penney Company	2019
Angela M. Snyder (a) (c)	59	President of Fulton Financial Corporation and Fulton Bank; also a Director of Fulton Bank	2022
Caesar F. Sweitzer (a) (e) (ncg)	73	Former Senior Advisor and Managing Director of Citigroup Global Markets	2014
Marsha C. Williams (c)	72	Former Senior Vice President and Chief Financial Officer of Orbitz Worldwide; also Chairperson of Modine Manufacturing Company and a Director of Fifth Third Bancorp	2022
Dwayne A. Wilson (a)	65	Former Senior Vice President of Fluor Corporation; also a Director of Sterling Construction Company, Ingredion Incorporated and DT Midstream; former Director of AK Steel Holding Corporation	2020
(a) Member of the Audit Committee		(c) Member of the Compensation Committee
(e) Member of the Executive Committee		(ncg) Member of the Nominating and Corporate Governance Committee

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The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board of Directors and recommending candidates to the Board as Director nominees. The Board desires a diverse membership, including with respect to race, gender, nationality and ethnicity as well as professional background and geographic and industry experience. The Nominating and Corporate Governance Committee assesses each potential nominee’s overall mix of experiences, qualifications, perspectives, talents, education and skills as well as each potential nominee’s ability to contribute to the Board and to enhance the Board’s decision-making processes. Independence is a key factor when considering the Director nominees, as are critical thinking skills, practical wisdom and mature judgment in the decision-making process. For a description of the identifying and evaluating procedures of the Nominating and Corporate Governance Committee, see “Corporate Governance – Nominating and Corporate Governance Committee.” The Board believes that each of the nominees listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board. In addition, each of the nominees has exhibited the ability to operate constructively with the other members of the Board and to challenge and question management in a productive way.

The Board believes, moreover, that each nominee brings a strong and unique background and skill set to the Board, giving the Board, as a whole, competence and experience in diverse areas. These areas include organizational leadership; public company board service; manufacturing; finance; management in the packaging, food and beverage sectors and other relevant industries; international business and markets; and information security. Half of the nominees are or have been Chairs of U.S. public company Boards of Directors. The Board believes that the following specific experiences, qualifications and skills, together with the aforementioned attributes, qualify each of the nominees listed above to serve as a Director.

Timothy Donahue. Mr. Donahue was elected Chairman by the Board following the 2022 Annual Meeting and assumed the position of CEO of the Company in 2016. He has served as a member of the Board since 2015 and in other executive positions with the Company for over 33 years. He gives the Board seasoned leadership and an in-depth knowledge of the Company, especially its international business. He also brings to the Board an intimate understanding of the operations and finances of the Company from his prior experience as the Company’s Chief Operating Officer and Chief Financial Officer.

Richard Fearon. Mr. Fearon, the former Vice Chairman and CFO of an NYSE-listed global, diversified manufacturing company, brings to the Board comprehensive knowledge of financial accounting and extensive experience in financial reporting, corporate finance and capital markets, corporate development, strategic planning, mergers and acquisitions, risk management and investor relations. He also oversaw his company’s information security program for more than 10 years and chaired its senior management committee on information security. Mr. Fearon’s experience qualifies him as an “audit committee financial expert” within the meaning of SEC regulations. In addition, his service as Chairman of an NYSE-listed global provider of specialized polymers also provides significant governance experience. Mr. Fearon also serves as a director of two other NYSE-listed companies.

Andrea Funk. Ms. Funk’s experience as Senior Vice President and Chief Financial Officer of an NYSE-listed international manufacturing company and as former CEO and CFO of an international manufacturing and distribution business brings to the Board significant expertise in the areas of finance, operations and strategy. This, along with Ms. Funk’s prior experience in public accounting, enhances her contributions to the Audit Committee and qualifies her as an “audit committee financial expert” within the meaning of SEC regulations.

Stephen Hagge. Mr. Hagge brings to the Board substantial leadership and management experience in the packaging industry, public company governance, operations, international business, strategic initiatives and risk management from his roles as former CEO, CFO and COO of an NYSE-listed global packaging manufacturer. Mr. Hagge chairs the Compensation Committee and also serves as Chairman of another NYSE-listed company.

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James Miller. Mr. Miller, the Company’s Independent Lead Director, brings to the Board substantial leadership and management experience, both domestic and international, from his role as former Chairman and CEO of an NYSE-listed international energy and utility holding company. Mr. Miller also brings to the Board significant safety, environmental, governmental relations and regulatory agency experience by virtue of his responsibilities at this highly regulated utility company. Mr. Miller chairs the Nominating and Corporate Governance Committee.

B. Craig Owens. Mr. Owens’ extensive experience in the consumer food and beverage industries, including his former service as the CFO and Chief Administrative Officer of a leading NYSE-listed international consumer food company, brings to the Board significant financial expertise, including all aspects of financial reporting, accounting, corporate finance and capital markets, as well as significant experience in strategic planning, business integration and operations, and in managing supply chain organizations. In his roles as CFO for several companies, he had over 15 years of senior-level management responsibility for information security. He also recently completed a Director-level certification course in information security. Mr. Owens also has considerable knowledge of the retail industry having served as CFO of a leading international grocery retailer. His experience qualifies him as an “audit committee financial expert” within the meaning of SEC regulations, and he chairs the Audit Committee. Mr. Owens also serves as a director of another NYSE-listed company.

Angela Snyder. Ms. Snyder brings to the Board extensive experience in the banking sector, leadership and management, strategic planning, risk management and corporate governance. She serves as President and as a Director of a NASDAQ-listed financial holding company and as President of its banking subsidiary. She possesses more than 30 years of experience in the financial services industry.

Caesar Sweitzer. Mr. Sweitzer spent over 35 years in finance, primarily as an investment banker focusing on industrial companies. Mr. Sweitzer brings to the Board significant knowledge of the global packaging industry as well as finance and investment matters, such as acquisitions, dispositions and corporate finance. Mr. Sweitzer’s experience qualifies him as an “audit committee financial expert” within the meaning of SEC regulations.

Marsha Williams. Ms. Williams brings to the Board extensive experience in strategic planning, corporate finance, operations, mergers and acquisitions, investor relations, information technology, liquidity management, risk management and corporate governance through her prior roles as Chief Financial Officer and Chief Administrative Officer of companies in diverse industries. Ms. Williams also serves as Chairperson of one publicly-listed company and as a director of another with global operations. In these roles, Ms. Williams has accumulated extensive knowledge of corporate governance, global finance, capital management, internal controls and human resources, including significant experience in the financial markets in which the Company competes for financing.

Dwayne Wilson. Mr. Wilson brings to the Board over 36 years of senior management experience at a leading NYSE-listed construction and engineering company. Mr. Wilson has gained a broad range of experience and exposure to a number of diverse end markets, and the Company benefits from his knowledge and perspective, particularly in the areas of manufacturing, technology, operational excellence and engineering. Mr. Wilson also serves as a director of three other publicly-listed companies.

The educational backgrounds of each of the Company’s Directors can be found on our website at www.crowncork.com/investors/governance/board-directors.

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DIRECTOR COMPENSATION

The following table lists 2023 Director compensation for all independent Directors who received compensation as Directors in 2023. Compensation for Mr. Donahue, the Company’s Chief Executive Officer, is reported in the Summary Compensation Table included in the Executive Compensation section below. Mr. Donahue does not earn additional compensation for his service as Director or for his service as Chairman.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Richard Fearon	$125,000	$160,000	$285,000
Andrea Funk	125,000	160,000	285,000
Stephen Hagge	130,000	160,000	290,000
Jesse Lynn (3)	110,000	160,000	270,000
James Miller	155,000	160,000	315,000
Josef Müller (4)	125,000	160,000	285,000
B. Craig Owens	125,000	160,000	285,000
Angela Snyder	115,000	160,000	275,000
Caesar Sweitzer	125,000	160,000	285,000
Andrew Teno (3)	125,000	160,000	285,000
Marsha Williams	110,000	160,000	270,000
Dwayne Wilson	115,000	160,000	275,000
(1)	Each Director may defer receipt of all, or any part, of his or her cash compensation until termination of service as a Director. At the election of the Director, deferred cash compensation amounts are paid in either a lump sum or quarterly installments over a period of either 5 or 10 years and are credited with interest at the prime rate until distributed.
(2)	The annual grant of Company Common Stock for 2023 consisted of $160,000 of Company Common Stock under the 2022 Stock-Based Incentive Compensation Plan and was paid on a quarterly basis. The number of shares paid each quarter is determined based on the average of the closing market price of the Company’s Common Stock on each of the second through sixth business days following the date on which the Company publicly released its quarterly results. Beginning in 2024, each Director may defer receipt of all, or any part, of his or her annual stock grant until termination of service as a Director. At the election of the Director, deferred stock compensation amounts are paid in cash in either a lump sum or quarterly installments over a period of either 5 or 10 years and are credited with dividends when paid.
(3)	Messrs. Lynn and Teno resigned as Directors of the Company in November 2023.
(4)	Mr. Müller will retire as a Director of the Company in May 2024.
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The Board periodically receives benchmarking data regarding director compensation from Pay Governance LLC, an executive compensation consulting firm, and uses the 50th percentile of its peer group’s target total cash compensation and target total direct compensation as a market check in determining director compensation. For 2024, Directors who are not employees of the Company will receive annual cash base fees, grants of Company Common Stock and cash committee fees in the amounts set forth as follows.

Cash Base Fee	$100,000
Equity Grant	160,000
Supplemental Cash Committee Fees:

•       Audit Committee - Chair

•       Audit Committee - Other Members

•       Compensation Committee and Nominating and Corporate Governance Committee - Chair

•       Compensation Committee and Nominating and Corporate Governance Committee - Other Members

25,000 15,000 20,000 10,000
Independent Lead Director Fee	25,000

Directors do not receive any additional fees for their service on the Executive Committee. There are no Board or committee meeting attendance fees. Directors are reimbursed by the Company for travel and related expenses they incur in connection with their service on the Board and its committees.

Under the Company’s Corporate Governance Guidelines, after five years of service on the Board, independent Directors are expected to own Company Common Stock having a market value of at least five times the cash base annual Director’s fee. As of the date of this Proxy Statement, each independent Director with more than five years of service on the Board satisfies this requirement.

Non-employee Directors may participate in the Company’s Deferred Compensation Plan for Directors which permits Directors to defer receipt of all, or any part, of their cash Director fees and/or (beginning in 2024) stock awards. Deferred amounts are recorded in a notional bookkeeping account for the benefit of each deferring Director. Cash deferred fees accrue interest quarterly at the prime interest rate as reported in The Wall Street Journal. Stock deferrals are credited with dividends when paid. When a Director ceases to be a member of the Board, the Director’s account will be paid in cash in either a lump sum or quarterly installments over five or ten years as elected by the Director. The right of any Director to receive payments under the plan is an unsecured claim against the general assets of the Company.

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COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of March 12, 2024, the number of shares of Company Common Stock beneficially owned by each person or group that is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Name and Address	Amount of Common Stock of the Company Owned Beneficially, Directly or Indirectly	Percentage of Outstanding Shares (1)
BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	11,917,586	9.9%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	11,825,703	9.8%

(1)  Percentages are derived based upon xxx,xxx,xxx shares of Common Stock outstanding as of March 12, 2024.

(2)  BlackRock, Inc., a parent holding company, reported that it may be deemed to be the beneficial owner of 11,917,586 shares of the Company’s Common Stock. BlackRock, Inc. reported that it had sole dispositive power with respect to 11,917,586 shares, including 11,283,267 shares for which it had sole voting power.

(3)  The Vanguard Group, an investment advisor, reported that it may be deemed to be the beneficial owner of 11,825,703 shares of the Company’s Common Stock. The Vanguard Group reported that it had sole dispositive power with respect to 11,665,247 shares, including 62,205 shares for which it had shared voting power, and shared dispositive power with respect to 160,456 shares.

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The following table shows, as of March 12, 2024, the number of shares of Common Stock beneficially owned by each Director; the Company’s Chief Executive Officer, Chief Financial Officer and the three other Executive Officers who were the highest paid during 2023; and all Directors and Executive Officers as a group. The Directors and Executive Officers of the Company have sole voting and dispositive power with respect to the securities of the Company listed in the table below.

Name	Amount of Common Stock of the Company Owned Beneficially, Directly or Indirectly	Percentage of Outstanding Shares (1)
Kevin Clothier (2)	44,117	*
Timothy Donahue (2)	639,440	*
Richard Fearon (3)	8,675	*
Andrea Funk	13,708	*
Gerard Gifford	139,077	*
Stephen Hagge	7,482	*
Matthew Madeksza	31,451	*
James Miller	21,334	*
Josef Müller	30,040	*
Djalma Novaes	103,210	*
B. Craig Owens (4)	9,611	*
Angela Snyder	2,986	*
Caesar Sweitzer	21,058	*
Marsha Williams	3,796	*
Dwayne Wilson	5,512	*
Directors and Executive
Officers as a Group of 17	xxx,xxx,xxx	x.x%
* Less than 1%

(1)    Percentages are derived based upon xxx,xxx,xxx shares of Common Stock outstanding as of March 12, 2024.

(2)    Excludes 3,000,000 shares of Common Stock held in the Crown Cork & Seal Company, Inc. Master Retirement Trust on behalf of various Company pension plans (“Trust Shares”). Messrs. Donahue and Clothier are members of the Benefits Plan Investment Committee of the trust that has sole voting and dispositive power with respect to the Trust Shares, but they disclaim beneficial ownership of the Trust Shares.

(3)    Includes 16 shares of Common Stock held by the Fearon Family Trust, of which Mr. Fearon is a trustee and a beneficiary.

(4)    Includes 2,000 shares of Common Stock held by The B Craig Owens Rev Trust U/A 1/25/08, of which Mr. Owens is a trustee and a beneficiary.

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CORPORATE GOVERNANCE

Meetings of the Board of Directors. In 2023, there were five meetings of the Board of Directors. Each Director during his or her term of service attended at least 75% of the aggregate meetings of the Board and of the committees on which he or she served.

Attendance at the Annual Meeting. Under the Company’s Corporate Governance Guidelines, Directors are expected to attend the Company’s Annual Meeting of Shareholders. In 2023, each of the Directors serving on the Board at the time attended the Annual Meeting of Shareholders.

Director Independence. The Board has determined that all Directors standing for election, with the exception of Timothy Donahue, the Company’s Chairman and Chief Executive Officer, are independent under the listing standards of the NYSE. The Board made this determination based on the absence of any of the express disqualifying criteria set forth in the listing standards that require a majority of the Board nominees to be independent Directors.

In making the foregoing determinations, the Board considered the Directors’ affiliations with the Company or third parties and Company payments to such parties. For Mr. Fearon, the Board considered his role as a Chairman of Avient Corporation and ordinary course of business purchases of plastisol sealing compounds and lubricants by the Company from Avient. For Ms. Funk, the Board considered her role as an Officer of EnerSys in relation to ordinary course purchases of batteries and related accessories by the Company from EnerSys. For Mr. Hagge, who is a Director of Transcendia Topco Holdings, a privately-held company, the Board considered ordinary course of business purchases of high-density polyethylene and products purchased for re-sale by the Company from Transcendia. For Mr. Wilson, the Board considered his role as a Director of Ingredion Incorporated and ordinary course of business purchases of dry bag material for making adhesive used in corrugated paper and products purchased for re-sale by the Company from Ingredion. None of these relationships or transactions fell within the NYSE listing standards disqualifying criteria.

Board Leadership and Risk Oversight. Mr. Donahue has been the Chairman of the Board since 2022 and the Chief Executive Officer of the Company since 2016. Mr. Miller, as the Chair of the Nominating and Corporate Governance Committee, serves as the Independent Lead Director of the Board and presides over meetings of the executive sessions of the independent Directors.

The Board has carefully considered its leadership structure and believes that the Company and its Shareholders are best served by having Mr. Donahue serve as both Chairman of the Board and Chief Executive Officer. This structure gives the Board and management unified leadership and direction, and is tailored to present a single, clear focus for the execution of the Company’s strategic initiatives and business plans. In addition, because Mr. Donahue manages the day-to-day operations of the Company and is responsible for executing the Company’s business strategy, the Board believes it is most functional and efficient that Mr. Donahue presides at the meetings of the Board. Moreover, the Board believes that its other structural features, including nine independent Directors among the slate of ten Directors standing for election at the Company’s Annual Meeting, regular meetings of independent Directors in executive session, key committees consisting wholly of independent Directors and an Independent Lead Director with a wide range of duties, provide for substantial independent oversight of the Company’s management.

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Mr. Miller serves as the Independent Lead Director of the Board. The Independent Lead Director is an independent Director designated by the other independent Directors of the Board and has a range of duties, including, among other things:

•	presiding at all meetings of the Board in the Chairman’s absence;
•	presiding at all executive sessions of the Board’s independent Directors;
•	serving as a liaison between the Chairman of the Board and the Board’s independent Directors;
•	providing the Chairman with input on and approving the agendas and schedules for meetings of the Board and its committees;
•	advising the Chairman as to the quality, quantity and timeliness of the flow of information from senior management that is necessary for the independent Directors to effectively and responsibly perform their duties, including specifically requesting the inclusion of certain information in the materials provided for the Board by senior management when appropriate;
•	calling executive sessions of the Board’s independent Directors when appropriate;
•	being available for consultation with the Chairman regarding the concerns of the other Directors;
•	being available for consultation with members of senior management regarding the concerns of any members of senior management;
•	being available for consultation and direct communication with Shareholders and other interested parties when appropriate;
•	interviewing Director candidates and making recommendations to the Nominating and Corporate Governance Committee and the Board;
•	leading the Board’s evaluation of the Chairman of the Board; and
•	serving a leading role in the Board’s annual self-assessment.

The Board’s current leadership structure includes Audit, Compensation and Nominating and Corporate Governance Committees that are each chaired by and composed solely of independent Directors.

The Board is responsible for providing oversight of the Company’s Executive Officers’ responsibilities to assess and manage the Company’s risk, including its credit risk, liquidity risk, reputational risk, climate risk, information security risk, and risk from adverse fluctuations in foreign exchange and interest rates and commodity prices. The Board periodically meets in person with the Executive Officers regarding the Company’s risks and ways to mitigate such risks. In addition, the Audit Committee periodically reviews with management, internal audit and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk.

Director Stock Ownership, Anti-Pledging and Anti-Hedging. Under the Company’s Corporate Governance Guidelines, after five years of service on the Board, independent Directors are expected to own Company Common Stock having a market value of at least five times the cash base annual Director’s fee. As of March 12, 2024, each Director with five or more years of service on the Board owned the required minimum level of Common Stock. The Company’s Corporate Governance Guidelines prohibit Directors, Officers and other insiders from all forms of pledging or hedging transactions relating to Company Common Stock.

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Board Committees. The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The Board has approved written charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that can be found at www.crowncork.com/investors/governance. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee conducts a self-evaluation and review of its charter annually.

Audit Committee. In 2023, the Audit Committee had eight meetings. The Audit Committee provides assistance to the Board in discharging its responsibilities in connection with the oversight of the financial accounting practices and internal controls of the Company and represents the Board in connection with the services rendered by the Company’s independent auditors. The Audit Committee also has explicit responsibilities with respect to ESG and information security. The current members of the Audit Committee are Mss. Funk and Snyder and Messrs. Fearon, Owens, Sweitzer and Wilson1. Mr. Owens serves as Chair of the Audit Committee. The Board has determined that the Directors who serve on the Audit Committee are all independent under the listing standards of the NYSE and that Ms. Funk and Messrs. Fearon, Owens and Sweitzer are “audit committee financial experts” within the meaning of SEC regulations.

Compensation Committee. In 2023, the Compensation Committee had four meetings. The Compensation Committee is responsible for the review of the executive compensation program and carries out the responsibilities of the Board in its oversight of the Company’s human capital resources. The current members of the Compensation Committee are Mss. Funk, Snyder2 and Williams and Messrs. Hagge and Miller, each of whom is independent under the listing standards of the NYSE. Mr. Hagge serves as Chair of the Compensation Committee. For further discussion regarding the Compensation Committee’s processes and procedures for the consideration of executive compensation, see the CD&A beginning on page 34.

Nominating and Corporate Governance Committee. There were two meetings of the Nominating and Corporate Governance Committee in 2023. The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board and recommending to the Board individuals as Director nominees. The Committee also oversees the annual self-evaluation process of the Board and its committees, makes recommendations to the Board regarding the membership of the Board committees and performs other corporate governance functions, such as strategic review of the Company’s ESG policies, programs and practices. The current members of the Nominating and Corporate Governance Committee are Messrs. Fearon, Hagge, Miller and Sweitzer, each of whom is independent under the listing standards of the NYSE. Mr. Miller serves as Chair of the Nominating and Corporate Governance Committee.

Consistent with the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee seeks Director nominees committed to upholding the highest standards of personal and professional integrity and representing the interests of all Shareholders, not particular Shareholder constituencies. The Committee identifies nominees for Director by first evaluating the current members of the Board willing to continue in service. In addition, the Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected because of retirement or otherwise and whether the Board needs Directors with particular skills or experience. To identify and evaluate potential candidates for the Board, the Committee solicits ideas for possible nominees from a number of sources, which may include current Board members, senior-level Company executives and professional search firms. The Committee also will consider candidates properly submitted by Company Shareholders. Candidates for the Board are evaluated through a process that may include level Company executives and professional search firms. The Committee also will consider candidates properly submitted by Company Shareholders. Candidates for the Board are evaluated through a process that may include

1 Mr. Josef Müller left the Committee on February 22, 2024.

2 Ms. Snyder joined the Compensation Committee and Mr. Müller left the Committee on February 22, 2024.

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background and reference checks, personal interviews with members of the Committee and a review of each candidate’s qualifications and other relevant characteristics. The same identifying and evaluating procedures apply to all candidates for Director, whether submitted by Shareholders or otherwise. The Nominating and Corporate Governance Committee and the Board desire to maintain the Board’s diversity and consider factors such as race, gender, nationality and ethnicity, as well as professional backgrounds and geographic and industry experiences. The Committee does not intend to nominate representational Directors but instead considers diversity given the characteristics of the Board in its entirety.

The Company is committed to thoughtful board refreshment and ongoing board succession planning. Eight new independent Directors recently have been added to the Company’s Board of Directors: Messrs. Fearon, Hagge and Owens in 2019, Mr. Wilson in 2020 and Mss. Williams and Snyder and Messrs. Lynn and Teno in 2022.1 The Nominating & Corporate Governance Committee is assisted by an independent search firm and has interviewed candidates and appointed new Directors identified through Director, Shareholder and independent search firm input in recent years.

Shareholders who wish to suggest qualified candidates may write, via Certified Mail – Return Receipt Requested, to the Office of the Corporate Secretary, Crown Holdings, Inc., Hidden River Corporate Center Two, 14025 Riveredge Drive, Suite 300, Tampa, FL 33637 stating in detail the qualifications of the persons they recommend. Shareholders must include a letter from each person recommended affirming that he or she agrees to serve as a Director of the Company if elected by Shareholders. Each of these submissions should comply with the additional requirements of the Company’s By-Laws. However, through its own resources, the Committee expects to be able to identify an ample number of qualified candidates. See “Questions and Answers about the 2024 Annual Meeting” for information on bringing nominations for the Board of Directors at the 2025 Annual Meeting.

Executive Sessions of the Board. Pursuant to the Company’s Corporate Governance Guidelines, the independent Directors of the Company meet periodically at regularly scheduled executive sessions without management. There is at least one scheduled executive session each year where the Chairman is not present to allow the other Directors to evaluate his performance as Chair. The Independent Lead Director chairs such meetings.

Proxy Access. The Company’s proxy access By-Law permits Shareholders owning 3% or more of the Company’s Common Stock for a period of at least three years to nominate up to the greater of 20% of the Board of Directors or two Directors, and include these nominations in the Company’s proxy materials, for election at an Annual Meeting of Shareholders, subject to the relevant requirements in the Company’s By-Laws. The number of Shareholders who may aggregate their shares to meet the 3% ownership threshold is limited to 20.

Code of Business Conduct and Ethics. The Company has a Code of Business Conduct and Ethics that applies to all Directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.crowncork.com/investors/policies/code-business-conduct-and-ethics, and is available in English and 16 other languages. The Company intends to disclose updates to, and waivers of, the Code of Business Conduct and Ethics on the Company’s website. All employees with Company e-mail addresses (which includes all of the Company’s salaried employees) are required to complete annual training on the Code. The Company also expects certain third parties, including suppliers, to abide by the principles of the Code of Business Conduct and Ethics in the manner set forth in the Company’s Supplier Code of Conduct, which is available on the Company’s website at www.crowncork.com/investors/policies/supplier-code-conduct in English and 20 other languages.

1 Messrs. Lynn and Teno resigned from the Board in November 2023.

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The Company also maintains a Business Ethics Line (“CBE Line”), which is accessible via telephone and a web-based portal, as a means of raising concerns or seeking advice related to the Company’s Code of Business Conduct and Ethics and other policies. The CBE Line is available to all employees worldwide, as well as third parties, such as vendors, suppliers and customers. Persons who report potential violations through the CBE Line may choose to remain anonymous (unless prohibited by local law) and all such reports are kept confidential to the extent practicable in connection with the investigation. The CBE Line is administered by an independent third-party provider, Lighthouse Services. To access the CBE Line, visit www.lighthouse-services.com/crowncork.

Information Security. See “Information Security” on page 8 in the Proxy Statement Summary.

Human Rights Policy. The Company has a Human Rights Policy covering all employees, Directors and Officers of the Company and its affiliates worldwide that is overseen by the Board of Directors. The Human Rights Policy is available on the Company’s website at www.crowncork.com/investors/policies/human-rights-policy, and is available in English and 16 other languages.

Sustainability. See “Sustainability – Environmental and Social Responsibility” on page 6 in the Proxy Statement Summary.

Transactions with Related Persons. The Nominating and Corporate Governance Committee is charged with reviewing and approving or ratifying all transactions with related persons by Directors and Executive Officers required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”). The written Company policy pertaining to related party transactions is included in the Company’s Corporate Governance Guidelines.

Human Capital Resources. The Company’s global workforce is the backbone of its business and is the focus of the Working Together pillar of the Company’s Twentyby30 sustainability program. The Company has built a Total Safety Culture that provides the framework for all health and safety initiatives across the Company and empowers employees to take a proactive role in their safety and that of their peers. For more information, see “Human Capital” on page 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Shareholder Engagement. See “Shareholder Engagement” on page 5 in the Proxy Statement Summary.

Communications with the Board of Directors. Shareholders and other interested parties who wish to send communications on any topic to the Independent Lead Director, the independent Directors or the Board as a whole may do so by writing c/o Office of the Corporate Secretary, Crown Holdings, Inc., Hidden River Corporate Center Two, 14025 Riveredge Drive, Suite 300, Tampa, FL 33637. Communications will be forwarded to the Directors if they relate to substantive matters and include information, suggestions or comments that the Independent Lead Director, with the assistance of the Corporate Secretary, deems appropriate for consideration by the Directors.

Company Website. The Company’s Corporate Governance Guidelines and the Charters of the Audit, Compensation and Nominating and Corporate Governance Committees are available on the Company’s website at www.crowncork.com/investors/governance.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions that resulted in the compensation provided for 2023 to the Company’s Chief Executive Officer (“CEO”), the Company’s Chief Financial Officer, and the other three Executive Officers who were the highest paid during 2023, (collectively, “Named Executive Officers” or “NEOs”). The names of the Company’s 2023 NEOs and their titles at year-end are:

•	Timothy J. Donahue – President and Chief Executive Officer
•	Kevin C. Clothier – Senior Vice President and Chief Financial Officer
•	Gerard H. Gifford – Executive Vice President and Chief Operating Officer
•	Matthew R. Madeksza – President – Transit Packaging Division
•	Djalma Novaes, Jr. – President – Americas Division

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

2023 Say-on-Pay Vote Results. At our Annual Meeting of Shareholders held in April 2023, we held an advisory Shareholder Say-on-Pay vote on the 2022 compensation of our NEOs. Over 92% of the shares voted at last year’s Annual Meeting were voted FOR our Say-on-Pay resolution, approving the compensation of our NEOs. The Board’s Compensation Committee (the “Committee”) believes the results of the Say-on-Pay vote show strong support for the performance-based and ownership-oriented compensation philosophy that the Committee utilizes. Accordingly, the Committee did not change its general approach to executive compensation in 2023. The Company added an evaluation criterion for sustainability for the annual Board evaluation of the CEO in 2022. Although the advisory Shareholder vote on executive compensation is non-binding, the Committee will continue to take the outcome of this annual vote into consideration when making compensation decisions for our NEOs.

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At-Risk Compensation. Our executive compensation program is based on our “pay-for-performance” philosophy, as outlined in the following table, with the majority of our NEOs’ total direct compensation “at risk” and tied to the accomplishment of performance objectives.

Compensation Element	Basis for Measurement	Alignment with Pay-for-Performance Philosophy
Annual Cash Compensation
Base Salary	Individual performance based on primary duties and responsibilities and market competitiveness.	Competitive compensation required to attract and retain highly qualified executives.
Annual Incentive Bonus	Economic profit and modified operating cash flow.	Use of economic profit and modified operating cash flow metrics drives long-term operating performance and long-term increase in shareholder value.
Long-Term Equity Compensation
Performance-Based Restricted Stock Awards (approximately two-thirds of total long-term equity compensation)	Total shareholder return relative to a published index of industry peers and return on invested capital versus a target, in each case over a three-year performance period.

Provides incentive to outperform and deliver superior shareholder returns relative to peers and to efficiently utilize the Company’s capital. Aligns NEOs with interests of Shareholders and promotes commitment to the long-term performance of the Company.

Time-Based Restricted Stock Awards (approximately one-third of total long-term equity compensation)	Long-term stock price appreciation.	Aligns NEOs with interests of Shareholders and promotes commitment to the long-term performance of the Company.

The allocation of 2023 target total direct compensation for our CEO and for our other NEOs among these various components is set forth in the materials on page 11 in the Proxy Statement Summary that highlight the Company’s emphasis on “at risk” and equity-based compensation.

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Pay-for-Performance Alignment – Performance-Based Compensation. The Company has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual and long-term goals that will result in improvement in shareholder value. Approximately two-thirds of our NEOs’ share awards are performance-based. Vesting is based on two performance metrics: the Company’s relative total shareholder return (“TSR”) against a published index of industry peers and the Company’s return on invested capital (“ROIC”). Annual incentive bonuses are also based on two performance metrics: the Company’s modified operating cash flow (“MOCF”) and its economic profit.

Based on the Company’s performance for the measurement period related to the vesting of performance-based shares in 2024, the Company’s NEOs, including the CEO, received TSR-based awards that were 54.4% below target and ROIC-based awards that were 100% above target. For 2023, based on the Company’s over-performance on the MOCF component and under-performance on the economic profit component of the annual incentive bonus, corporate-level NEOs (including the CEO) received bonuses that were 52.5% above target. The Company’s corporate-level NEOs received annual incentive bonuses for 2022 that were 63.5% below target level and NEOs have forfeited 100% of their performance share vestings for two years out of the last ten. The Committee views these outcomes as demonstrative of the Company’s “pay-for-performance” philosophy.

Role of the Compensation Committee. The Committee currently comprises five Directors, all of whom are independent under the NYSE listing standards. During 2023, the Committee members were Andrea Funk, Stephen Hagge, James Miller, Josef Müller, Andrew Teno1, and Marsha Williams. The Committee has responsibility for determining and implementing the Company’s philosophy with respect to executive compensation. To implement this philosophy, the Committee oversees the establishment and administration of the Company’s executive compensation program. The Committee operates under a written charter adopted by the Board of Directors. A copy of this charter is available on the Company’s website at www.crowncork.com/investors/governance/compensation-committee-charter.

Compensation Philosophy and Objectives. The Committee maintains a “pay-for-performance” philosophy toward executive compensation. One of the guiding principles of this “pay-for-performance” philosophy is that the executive compensation program should enable the Company to attract, retain and motivate a team of highly qualified executives who will create long-term value for the Shareholders. To achieve this objective, the Committee has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual and long-term goals that will result in improvement in shareholder value. To that end, the Committee believes that the executive compensation program should include both cash and equity-based compensation that rewards specific performance by the Company. In addition, the Committee continually monitors the effectiveness of the program to ensure that the compensation provided to executives remains competitive relative to the compensation paid to executives in a peer group comprising select companies in the container and packaging industry and other manufacturing companies.

The Committee annually evaluates the components of the compensation program as well as the desired mix of compensation among these components. The Committee believes that a substantial portion of the direct compensation paid to the Company’s NEOs should be at risk, contingent on the Company’s operating and stock market performance. Consistent with this philosophy, the Committee will continue to place significant emphasis on stock-based and performance-based compensation in an effort to more closely align compensation with shareholder interests and increase executives’ focus on the Company’s long-term performance. Accordingly, the annual incentive bonus is determined by operating metrics that drive long-term growth and shareholder value, and approximately two-thirds of the value of the restricted stock granted in 2023 under the Company’s long-term

1 Mr. Teno resigned from the Board on November 20, 2023.

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incentive plan is tied to performance of the Company’s TSR versus that of a published index of industry peers and return on invested capital versus the Company’s projected three-year average of return on invested capital.

Stock Ownership Guidelines and Share Retention Policy. Consistent with the Committee’s stock ownership-oriented compensation philosophy and its focus on long-term performance, the Company maintains stock ownership guidelines under which our NEOs are expected to own Company Common Stock with a minimum value equal to a multiple of base salary, as set forth in the following table.

Stock Ownership Guidelines Applicable to NEOs
Position	Multiple of Base Salary
CEO	6x
All other NEOs	3x

Until the ownership requirement is satisfied, an NEO is required to retain 50% of the after-tax number of shares of any Common Stock received as the result of an option exercise, vesting of restricted shares or issuance of deferred shares. All the NEOs employed by the Company at year-end either owned more than the minimum level of Common Stock or were otherwise in compliance with the stock ownership guidelines.

Stock Holding Period. Under the Company’s Corporate Governance Guidelines, an NEO is required to retain 50% of the after-tax number of shares of Common Stock received as the result of a restriction lapse for a period of two years.

Prohibition of Hedging and Pledging. Under the Company’s Corporate Governance Guidelines, the Company’s Directors, Officers and other insiders may not engage in any form of hedging or pledging transactions with respect to Company securities.

Committee Process. The Committee meets as often as necessary to perform its duties and responsibilities. During 2023, the Committee met four times. The Committee usually meets with the CEO and, when appropriate, with other Company Officers and outside advisors. In addition, the Committee periodically meets in executive session without management present.

Setting of Meeting Agenda. The Committee’s meeting agenda is normally established by the Committee Chair in consultation with the CEO and the Chief Human Resources Officer. Committee members receive and review materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include: financial reports regarding the Company’s performance, reports on achievement of corporate objectives, reports detailing executives’ stock ownership and stock awards and information regarding the compensation programs and compensation levels of certain peer group companies.

Use of Tally Sheets. The Committee reviews tally sheets when setting annual compensation for the NEOs. These tally sheets allow the Committee to review each NEO’s compensation on an aggregate basis and to see how a change in any one component affects each NEO’s total compensation. For 2023, the Committee used the tally sheet information to review total compensation, the current mix of compensation (e.g., cash versus equity), issues of internal pay equity, total value of Company stock held by each NEO, payouts under certain potential termination scenarios, the aggregate value of retirement benefits and interest rate sensitivity of retirement benefits.

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Retention of Compensation Consultants. The Committee’s charter authorizes the Committee, in its sole discretion, to retain, oversee and terminate consultants to assist it in the evaluation of compensation for the NEOs. The Committee has sole authority to approve the fees and other retention terms of any such consultants.

Role of Executive Officers in Compensation Decisions. The Committee makes all decisions regarding the CEO’s compensation. Decisions regarding the compensation of other NEOs are made by the Committee in consultation with, and upon the recommendation of, the CEO. In this regard, the CEO provides the Committee with evaluations of business goals and objectives and executive performance and recommendations regarding salary levels, equity grants and other incentive awards.

Executive Compensation Consultant. Pursuant to its authority under its charter to retain compensation consultants, the Committee engaged Pay Governance LLC (“Pay Governance”), an executive compensation consulting firm, to act as its independent advisor with respect to 2023 compensation decisions.

Consultant Independence. All services provided by Pay Governance to the Committee are conducted under the direction and authority of the Committee, and all work performed by Pay Governance must be pre-approved by the Committee. Pay Governance does not provide any other services to the Company, and neither Pay Governance nor the individuals affiliated with Pay Governance who provide services to the Company own any shares of the Company’s Common Stock. There are no personal or business relationships between the Pay Governance consultants and any executive of the Company. In addition, there are no personal relationships between the Pay Governance consultants and any member of the Committee. Pay Governance maintains a detailed conflict of interest policy in order to ensure that compensation committees receive conflict-free advice.

Use of Benchmarking. In advising the Committee regarding 2023 compensation for our NEOs, Pay Governance developed competitive compensation levels by establishing a benchmark match for each NEO position in the competitive market. Competitive levels were developed for the following elements of pay:

•	base salary
•	target annual incentive
•	target total cash compensation (base salary plus target annual incentive)
•	long-term equity incentives
•	target total direct compensation (target total cash compensation plus the target value of long-term equity incentives)
•	annualized value of retirement benefits
•	target total remuneration (target total direct compensation plus the annualized value of retirement benefits)

Peer Group Composition. In establishing its benchmarks for each of the NEOs, Pay Governance gathered data for 20 companies defined as the “Peer Group.”1 Members of the Peer Group are manufacturing companies of similar scope and are generally from the following three categories: (i) other container and packaging industry companies, (ii) current or potential suppliers to the Company and (iii) current or potential customers of the Company. The Peer Group comprises the following companies:

1 Pay Governance conducted a review of the Company’s Peer Group to be used for 2023, and Amcor, Berry Global, Graphic Packaging, International Paper, Packaging Corp of America, Silgan Holdings and Sonoco Products Company were added to the Peer Group as each of them met revenue and market capitalization screening criteria. Nestle USA and SC Johnson & Son were removed from the Peer Group because they are not publicly traded companies.

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• Amcor	• Keurig Dr Pepper
• Avery Dennison Corporation	• O-I Glass
• Ball Corporation	• Packaging Corporation of America
• Berry Global Group	• PPG Industries
• Campbell Soup Company	• Sealed Air Corporation
• Colgate Palmolive Company	• Silgan Holdings
• Eastman Chemical Company	• Sonoco Products Company
• Graphic Packaging	• The Sherwin-Williams Company
• Greif	• United States Steel Corporation
• International Paper	• WestRock Company

Specific benchmark levels were developed using regression analysis to size-adjust the market data to reflect the Company’s corporate revenue. To provide a broader frame of reference, Pay Governance also analyzed each NEO position against general industry data.

Compensation Strategy for CEO. The evaluation of the CEO’s performance and the setting of his compensation is one of the fundamental duties of the Committee. In determining the CEO’s compensation for 2023, the Committee evaluated the CEO’s performance and the Company’s performance in the prior year and since Mr. Donahue became CEO in 2016.  In evaluating the CEO’s performance, the Committee considered the Company’s overall financial, operational and strategic results. In addition, the Committee continued to focus on the Company’s development during Mr. Donahue’s tenure in several key areas that the Committee believes are essential to increase shareholder value, including:

•	Strong operating performance. For 2023, the Company had reportable Segment Income[1] of $1.56 billion – the highest in the Company’s history. Several factors contributed to the Segment Income result, including favorable contractual changes in the European Division’s beverage can business, implementation of saving initiatives in the Transit Packaging Division and volume growth in the Americas Division’s beverage can business driven by returns on prior year investments.
•	Investment to support customer growth. During 2023, the Company largely completed its multi-year strategy to responsibly expand beverage can capacity to support customer growth. The Company completed construction of new two-line beverage can plants in Martinsville, Virginia and Mesquite, Nevada and a new multi-line plant in Peterborough, United Kingdom. It also acquired a one-line beverage can plant in Germany. To support its food customers, the Company completed installation of a pet food can line in the Dubuque, Iowa plant.
•	Strong Balance Sheet. The Company is well positioned for the future after investing almost $2.5 billion since 2020 in capital projects to grow global beverage and food can capacity and returning over $2.0 billion to Shareholders while reducing net leverage. The Company had $1.3 billion in cash on the balance sheet at December 31, 2023 from strong cash flow and debt issuances in 2023 which is available to repay debt maturities in September 2024 and general corporate purposes.

1 A reconciliation of reportable Segment Income to Income before Income Taxes can be found on page 87 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

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•	Sustainability. Under Mr. Donahue’s leadership, the Company has continued its commitment to reduce its impact on the environment and the communities in which it operates by, among others, efficiently managing and conserving resources and bringing innovation to the market. In 2020, Crown established its comprehensive Twentyby30 sustainability strategy, which encompasses the material aspects of the Company’s strategy into 20 measurable goals to be achieved by 2030 or sooner. The strategy’s main climate-related goal of achieving a 50% reduction in Scope 1 and 2 emissions is on track, with a 12% reduction from the 2019 baseline already being achieved by 2023. The Company has also expanded its climate commitments by signing The Climate Pledge, a commitment to be net-zero by 2040, 10 years ahead of the Paris Agreement. The Company was again recognized in 2023 by the ratings agency Sustainalytics as a Top Performer in regard to Environmental, Social and Governance (ESG) factors. Crown was also recognized by Newsweek as one of America’s Most Responsible Companies. Also in 2023, Crown signed onto the United Nation's CEO Water Mandate, which offers a powerful avenue for companies to collaborate to address urgent water challenges related to scarcity, quality, governance and access to water and sanitation.

CEO Target Compensation. The Committee uses the 50th percentile of the Peer Group’s target total direct compensation as a guidepost in determining CEO compensation.

The specific components of Mr. Donahue’s 2023 compensation were set as follows:

Base Salary	$1,370,000
Target Annual Incentive	1,849,500
Target Long-Term Equity Incentive	7,671,945
Target Total Direct Compensation	10,891,445

In conjunction with the Committee’s emphasis on stock-based compensation, approximately 70% of the CEO’s 2023 target total direct compensation was in the form of Company Common Stock.

Compensation Strategy for NEOs other than the CEO. For 2023, the Committee generally continued to employ a compensation strategy for NEOs (excluding the CEO) based upon market conditions:

•	Pay levels were evaluated relative to the Peer Group as the primary market reference point. In addition, general industry data was reviewed as an additional market reference and to ensure robust competitive data.
•	Target total cash compensation and target total direct compensation levels were set towards the middle range of the Peer Group. The Committee used the 50th percentile of the Peer Group’s target total cash compensation and target total direct compensation as a market check in determining compensation. However, the 50th percentile is a guidepost and not an absolute target.
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Components of Compensation. For 2023, the principal components of compensation for NEOs were base salary, annual incentive bonus, long-term equity incentives, retirement benefits and perquisites.

Base Salary. The Company provides NEOs with base salaries to compensate them for services rendered during the year. The Committee recognizes that competitive salaries must be paid in order to attract and retain high-quality executives. Normally, the Committee reviews NEO salaries at the end of each year, with any adjustments to base salary becoming effective on January 1 of the succeeding year. However, in special circumstances, such as a promotion or increased responsibilities, the Committee may act to increase an NEO’s salary during the year.

2023 Base Salaries. The Committee has determined that base salary levels for the NEOs should be targeted towards the middle range of the Peer Group. Consistent with this approach, the Committee approved increases in the base salaries of the NEOs in order to move them in line with the middle range of the Peer Group. Mr. Clothier was promoted to Chief Financial Officer effective January 1, 2022. In light of his new role, the Committee set Mr. Clothier’s initial compensation near the 25th percentile of the Peer Group with a plan to increase his compensation closer to the 50th percentile over time, based on job performance. Base salaries for each of the NEOs for 2023 were as set forth in the following table.

Name	2023 Base Salary
Timothy Donahue	$1,370,000
Kevin Clothier	600,000
Gerard Gifford	875,000
Matthew Madeksza	560,000
Djalma Novaes	680,000

Annual Incentive Bonus. Annual cash bonuses are included as part of the executive compensation program because, consistent with our “pay-for-performance” philosophy, the Committee believes that a meaningful portion of each NEO’s compensation should be contingent on success in achieving annual goals that drive the long-term operating performance of the Company. NEOs are eligible for annual cash bonuses under our Economic Profit Incentive Plan (the “EP Plan”). For 2023, our NEOs were eligible to receive annual incentive bonuses under the EP Plan upon the achievement of specified levels of economic profit and modified operating cash flow. The Committee believes the use of economic profit and modified operating cash flow as key performance measures under the EP Plan drives the Company’s long-term operating performance and is closely correlated with long-term increase in shareholder value. The maximum payout under the EP Plan is limited to two times the target bonus, with no excess carried forward into subsequent years.

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2023 Bonus Opportunities and Results. For 2023, the Committee assigned each NEO an annual target level under the EP Plan together with a maximum annual bonus opportunity as a percentage of each NEO’s base salary. Based upon the Peer Group information provided by Pay Governance and the consideration of NEO performance and internal equity, the Committee determined that the target and maximum bonus opportunities for the NEOs for 2023 should be the same as in 2022, except for Mr. Donahue, whose target bonus was increased from 125% to 135% of base salary, and Mr. Gifford, whose target bonus was increased from 95% to 105% of base salary. The 2023 minimum, maximum and target bonus opportunities together with actual bonuses paid to the NEOs were as follows:

Name	Minimum Bonus as a Percentage of Base Salary	Maximum Bonus as a Percentage of Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Amount	Actual Bonus Amount
Timothy Donahue	0%	270%	135%	$1,849,500	$2,820,488
Kevin Clothier	0%	160%	80%	480,000	732,000
Gerard Gifford	0%	210%	105%	918,750	1,401,094
Matthew Madeksza	0%	160%	80%	448,000	896,000
Djalma Novaes	0%	160%	80%	544,000	680,544

Performance Measures. Bonus amounts under the EP Plan were based on the following performance measures:

•	economic profit – defined generally as net operating profit after tax less cost of capital employed as adjusted for certain items, including currency exchange rates and acquisitions/divestitures
•	modified operating cash flow – defined generally as earnings before interest, taxes, depreciation and amortization reduced by capital spending and adjusted for certain items, including changes in year-end trade working capital

Cost of Capital. For purposes of calculating economic profit under the EP Plan, cost of capital employed (also called invested capital) was defined as the average capital employed multiplied by the weighted average cost of capital. Capital employed was generally defined as total assets less non-interest bearing liabilities and is adjusted for certain items. The following items were excluded from capital employed: investments, net goodwill and intangibles, pension and post-employment assets and liabilities and deferred tax assets and liabilities. Invested capital may also be adjusted for additional capital employed at the direction of the Company’s corporate office or in accordance with overall corporate objectives. For 2023, the EP Plan used a cost of capital of 9%, which approximates the Company’s actual cost of capital.

Weighting of Performance Measures. In early 2023, the Committee established target levels of performance for each performance measure. At year-end, the Committee assessed the actual results versus the targets in determining awards. The Committee must approve all awards, and all awards are subject to review and downward discretionary adjustment by the Committee.

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An NEO’s actual bonus amount was determined by: (i) multiplying the NEO’s target bonus amount by the actual percentage earned for each of the two performance measures, (ii) weighting each performance measure in accordance with a pre-specified formula, (iii) adding the results together to determine the overall payout factor and (iv) if applicable, reducing the overall payout to the maximum of 200% of the target bonus amount.

As the achievement of each of economic profit and modified operating cash flow increases in excess of respective performance targets, the percentage of each NEO’s target bonus payable with respect to such performance measure also increases. In the case of modified operating cash flow, up to 125% of the target bonus amount will be paid, in incremental increases, as the achievement level increases from 100% to 110% of the performance target. Conversely, the percentage of the target bonus amount payable with respect to modified operating cash flow decreases as achievement falls below 100% of the applicable performance target, with no amount being payable for achievement levels at or below the threshold of 80% of the applicable performance target. The modified operating cash flow component of the EP Plan was determined based upon actual performance compared to a budgeted modified operating cash flow amount.

The economic profit component of the EP Plan was determined by relating current-year economic profit to prior years economic profit, adjusted for currency fluctuations and divestitures. In the case of economic profit, up to 125% of the target bonus amount will be paid, in incremental increases, as the achievement level increases from 100% to 110% of the performance target. Conversely, the percentage of the target bonus amount payable with respect to economic profit decreases as achievement falls below 100% of the applicable performance target, with no amount being payable for achievement levels at or below the threshold of 80% of the applicable performance target. No portion of the target bonus amount will be paid for economic profit arising from accounting changes or similar non-cash items.

Notwithstanding the ability to earn up to 125% of the target bonus amount under each of the two tests (modified operating cash flow and economic profit), the maximum aggregate bonus opportunity is capped at 200% of the target bonus amount for all NEOs, with no excess carried forward into subsequent years.

Setting of Target Performance Levels. Generally, the Committee attempts to set the target performance levels so that the relative difficulty of achieving the targets is consistent among the NEOs in any one year and for each NEO from year to year. In making this determination the Committee may consider specific circumstances experienced by the Company in prior years or that the Company expects to face in the coming year. For example, with respect to modified operating cash flow, targets may be set below prior year actual results due to the forecasted increases in capital investment (property, plant and equipment and working capital) required for the Company’s capacity expansion, forecasted increases in working capital, higher input costs due to price increases by suppliers and variances in average trade working capital. In addition, target performance levels are subject to adjustment for special circumstances such as currency exchange rate fluctuations, acquisitions and divestitures.

The economic profit and modified operating cash flow thresholds and targets for 2023 were set at the Company level for the CEO, Chief Financial Officer and Chief Operating Officer. For division-level NEOs (Messrs. Madeksza and Novaes), economic profit and modified operating cash flow thresholds and targets include both division-level and Company-level metrics. The applicable thresholds, targets and actual achievement levels for 2023 are set forth for each NEO in the following table.

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Name	Economic Profit (in millions)			Modified Operating Cash Flow (in millions)
	Threshold	Target	Actual	Threshold	Target	Actual
Timothy Donahue	$501.0	$626.2	$569.8	$927.2	$1,159.0	$1,297.4
Kevin Clothier	501.0	626.2	569.8	927.2	1,159.0	1,297.4
Gerard Gifford	501.0	626.2	569.8	927.2	1,159.0	1,297.4
Matthew Madeksza (1)	110.4	138.0	178.3	274.1	342.6	364.7
Djalma Novaes (1)	253.7	317.1	305.1	662.8	828.5	859.5
____________________
(1)	The threshold and target numbers presented here for Messrs. Madeksza and Novaes are their respective division-level numbers. To the extent that Company-level performance is included in computing their actual bonuses as explained above, the applicable threshold and target numbers with respect to Company-level performance are the same as set forth for Messrs. Donahue, Clothier and Gifford.

2023 Bonus Calculations. Messrs. Donahue, Clothier and Gifford received bonuses under the EP Plan equal to 152.5% of their respective target bonus amounts, of which 125% was attributable to modified operating cash flow and 27.5% to economic profit. Mr. Madeksza’s bonus under the EP Plan was calculated at 209.5% of his target bonus amount, 104% attributable to modified operating cash flow and 105.5% to economic profit, and then was reduced to the maximum plan payout of 200%. Mr. Novaes received a bonus under the EP Plan equal to 125.1% of his target bonus amount, 87.2% attributable to modified operating cash flow and 37.9% to economic profit.

Long-Term Equity Incentives. The Committee believes that equity-based incentives, delivered through annual grants of time-based restricted stock and performance-based restricted stock, are an important link between executive and shareholder interests. Because the Committee believes that a significant portion of the benefits realized from long-term equity-based incentive grants should require continuous improvement in value created for the Shareholders, approximately two-thirds of the targeted value of stock awards to NEOs is performance-based. In the 2023 grants, the Company used relative total shareholder return (“TSR”) and return on invested capital (“ROIC”) as the two performance metrics for purposes of vesting performance-based shares. The Committee believes that the use of TSR and ROIC aligns the long-term incentive plan with the Company’s long-term objectives and with current peer practices. Although the Committee may vary the size of annual grants based on the Company’s and executive’s performance, the total annual equity award granted to each NEO is generally determined based upon the difference between the total direct compensation target established by the Committee, using the competitive market benchmarking and internal factors described above, and the sum of the NEO’s base salary and target annual incentive bonus. See “Compensation Strategy for CEO” and “Compensation Strategy for NEOs other than the CEO.”

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Equity awards to NEOs are generally made by the Committee each year in the form of restricted stock as part of the normal annual compensation review cycle. The awards for a particular year generally occur in January or February. In addition, the Committee may approve equity awards for newly hired executives or in recognition of an executive’s promotion or expansion of responsibilities.

The Committee approved the following award structure for 2023:

•	Target Award Levels. Award levels were generally set to deliver target total direct compensation (sum of base salary, annual and long-term equity incentives) in the middle range of the Peer Group after taking into account the competitive positioning of the executives’ target total cash compensation.
•	Performance-Based Restricted Stock. Approximately two-thirds of an NEO’s targeted long-term equity incentive was delivered in performance-based restricted stock, approximately half of which may be earned based on the Company’s TSR relative to a published index of industry peers over a three-year performance period and approximately half of which may be earned based on ROIC over the same three-year performance period relative to the Company’s projected three-year average of return on invested capital. A target number of shares was established for 2023 for each NEO, as set forth in the “Grants of Plan-Based Awards” table in the Executive Compensation section below. Actual vesting of performance-based share awards generally will not occur until the third anniversary of the grant date, if at all. The Committee believes that, in addition to linking a substantial portion of an NEO’s compensation to the long-term performance of the Company, the three-year vesting structure provides a strong retention element because an NEO terminating employment (other than for death or disability or, with Committee approval, retirement) will forfeit unvested awards.
•	Time-Based Restricted Stock. Approximately one-third of an NEO’s targeted long-term equity incentive was delivered in time-based restricted stock that vests in equal annual installments over three years from the date of the award in the amounts set forth in the “Grants of Plan-Based Awards” table in the Executive Compensation section below.

Industry Peer Index Composition. The Committee believes that for purposes of comparing TSR it is appropriate to utilize a recognized publicly available index of container and packaging industry companies as the peer group. As a result, with respect to determining TSR for 2023 grants, the Committee used the Dow Jones U.S. Containers & Packaging Index, currently comprised of the Company and the following other companies:

• Amcor	• International Paper
• AptarGroup	• Packaging Corporation of America
• Avery Dennison Corporation	• Sealed Air Corporation
• Ball Corporation	• Silgan Holdings
• Berry Global Group	• Sonoco Products Company
• Graphic Packaging	• WestRock

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Performance Vesting Schedule for TSR-Based Awards. The Committee determined that, for the portion of performance-based shares vesting on the basis of TSR, such shares would vest based on the following schedule.

TSR Percentile Ranking Versus Peers	Percentage of Shares Vesting
90th or Above	200%
75th – 89th	150-199%
50th – 74th	100-149%
40th – 49th	50-99%
25th – 39th	25-49%
Below 25th	0%

Calculation of TSR. TSR is calculated by dividing the closing share price of a company’s common stock on the ending date of the applicable three-year calendar period plus cumulative dividends during such period, if any, by the closing share price of such company’s common stock on the beginning date of the applicable period. In the event that the Company’s TSR percentile ranking is between the specified percentiles, the vesting percentage is pro-rated on a straight-line basis.

Performance Vesting Schedule for ROIC-Based Awards. The Committee determined that, for the portion of performance-based shares vesting on the basis of ROIC, such shares would vest on the following schedule.

ROIC	Percentage of Shares Vesting
14.0% or Above	200%
13.0%	100%
12.0%	25%
Below 12.0%	0%

Calculation of ROIC. ROIC is calculated by dividing the Company’s after-tax segment income from continuing operations, adjusted for pension and post-retirement expenses, by the average invested capital. ROIC is subject to adjustment for foreign exchange, acquisitions and divestitures, and non-recurring and other significant non-operational items. The target is equal to the Company’s projection of its three-year average of ROIC of 13.0%. In the event that the Company’s ROIC is between the specified percentiles, the vesting percentage is pro-rated on a straight-line basis.

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2023 Long-Term Equity Incentive Awards. The first table below sets forth the number of time-based restricted shares granted to the NEOs for 2023. The second table below sets forth the target number of performance-based restricted shares granted to the NEOs for 2023 as well as the minimum and maximum number of performance-based shares that may vest. Vesting of performance-based share awards is based on two criteria: the Company’s TSR relative to a published index of industry peers over the applicable performance period and the Company’s ROIC over the same three-year performance period relative to the Company’s projected three-year average of ROIC. The tables also set forth the fair value of the shares on the date of grant. With respect to the annual 2023 grants awarded to the NEOs, the grant-date fair value of the time-based restricted stock and ROIC performance-based shares and is based on the closing price of the Company’s Stock on the date prior to the date of grant, as adjusted to take into account that holders of unvested shares are not eligible for and do not receive dividends while such shares remain unvested. For time-based restricted stock, the grant-date fair value is $81.04. For ROIC performance-based shares, the grant-date fair value is $80.33. The grant-date fair value of the TSR performance-based shares is $93.32 and is based on a Monte Carlo valuation model.

Name	Time-Based Restricted Stock
	Shares	Award Value
Timothy Donahue	31,556	$2,557,298
Kevin Clothier	5,183	420,030
Gerard Gifford	12,417	1,006,274
Matthew Madeksza	3,685	298,632
Djalma Novaes	5,035	408,036

Name	Performance-Based Restricted Stock
	TSR-Based Award				ROIC-Based Award
	Target Shares	Award Value	Minimum Shares	Maximum Shares	Target Shares	Award Value	Minimum Shares	Maximum Shares
Timothy Donahue	27,404	$2,557,341	0	54,808	31,835	$2,557,306	0	63,670
Kevin Clothier	4,501	420,033	0	9,002	5,228	419,965	0	10,456
Gerard Gifford	10,783	1,006,270	0	21,566	12,526	1,006,214	0	25,052
Matthew Madeksza	3,200	298,624	0	6,400	3,718	298,667	0	7,436
Djalma Novaes	4,372	407,995	0	8,744	5,079	407,996	0	10,158
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Pay-for-Performance Alignment – Performance-Based Compensation. In 2024, 22.8% more performance shares vested above the target established for the Company’s NEOs, including the CEO, at the time they were awarded in 2021. The outcome was attributable to under-achievement on the TSR metric that resulted in an award of 54.4% less than the target established in 2021 and over-achievement of the ROIC target that resulted in an award of 100% over the target established in 2021. For 2023, based on the Company’s under-performance of the economic profit component and over-performance of the MOCF component of the Annual Incentive Bonus, corporate-level NEOs, including the CEO, received bonuses that were 52.5% above target. The Company’s corporate-level NEOs received annual incentive bonuses for 2022 that were 63.5% below target level and NEOs have forfeited 100% of their performance share vestings for two years out of the last ten. The Committee views these outcomes as demonstrative of the Company’s “pay-for-performance” philosophy.

Clawback Policies. Beginning with 2021 grants, the Company adopted a clawback policy (the “Clawback Policy”) applicable to performance-based equity awards. Under the Clawback Policy, if the Company is required to restate its financial statements resulting in the Company’s financial results being reduced such that an equity award (or any portion thereof) would not have been awarded or would have been smaller, the Committee may reduce such equity award and recoup from the recipient shares or cash if the Committee determines, in its sole discretion, that the recipient engaged in intentional misconduct or fraud that resulted in the financial restatement. The Company previously established a similar policy with respect to its annual non-equity incentive bonus plan. In 2022, the SEC adopted a final rule requiring national securities exchanges to establish listing standards that require public companies to develop, enforce and disclose a compensation recovery policy. In compliance with the updated New York Stock Exchange listing standards, the Company adopted a new compensation recovery policy, effective as of October 2, 2023, for incentive-based compensation paid or awarded on or after that date (the “Compensation Recovery Policy”), which applies in addition to any other rights of recovery under any similar policy, including the Clawback Policy. Under the Compensation Recovery Policy, the Company will promptly recover from certain current or former executive officers, including the NEOs, the amount of any erroneously awarded cash- or equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement, without regard to whether the NEO engaged in intentional misconduct or fraud. A copy of the Compensation Recovery Policy is included as Exhibit 97 of the Company’s Annual Report on Form 10-K filed on February 27, 2024.

Retirement Benefits. To attract and retain highly qualified senior executives and as an incentive for long-term employment, the Company maintains a number of retirement plans.

U.S. Pension Plan. In the United States, the Company maintains a defined benefit pension plan (the “U.S. Pension Plan”) for certain eligible employees in which Messrs. Donahue, Clothier, Gifford and Novaes participate. The U.S. Pension Plan is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The U.S. Pension Plan was closed to employees hired after December 31, 2018. The U.S. Pension Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last ten years prior to employment termination. For purposes of the U.S. Pension Plan, earnings consist of salary excluding any bonus. These average earnings are multiplied by 1.25% and by years of service, which yields the annual Company-funded pension benefit. Under U.S. federal law for 2023, benefits from the U.S. Pension Plan are limited to $265,000 per year and may be based only on the first $330,000 of an employee’s annual earnings.

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Senior Executive Retirement Plan. Because of the benefit limits under the U.S. Pension Plan described above, the Company provides additional retirement benefits to Messrs. Donahue, Gifford and Novaes under the Senior Executive Retirement Plan (“SERP”). The annual benefit for executives eligible to participate in the SERP is based upon a formula equal to (i) 2.0% of the average of the five highest consecutive years of earnings (consisting of salary and bonus, but excluding stock compensation, and determined without regard to the limits imposed on tax-qualified plans) during the last 10 years of employment times years of service up to twenty years plus (ii) 1.45% of such average earnings for the next fifteen years of service plus (iii) at the discretion of the Committee, 1% of such average earnings for years of service beyond thirty-five years less (iv) Social Security old-age benefits attributable to employment with the Company and the Company-funded portion of the executive’s pension plan benefits. In the case of Mr. Gifford, the SERP is also reduced by his benefit under the Company’s Restoration Plan (described below). The ultimate amount to be paid to each NEO under the SERP is subject to interest rate sensitivity. See footnote 4 on page 59 for more information.

All benefits earned under the SERP are paid in a lump sum. If an NEO with a vested retirement benefit under the SERP dies prior to termination of employment, the NEO’s surviving spouse (but not other named beneficiaries) will be entitled to a 50% survivor benefit. The SERP also provides a lump-sum death benefit of five times the imputed annual retirement benefit payable to the NEO’s named beneficiaries.

SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates, total disability or upon a “change in control” of the Company. Messrs. Donahue, Gifford and Novaes are vested.

Restoration Plan. Messrs. Gifford (prior to his participating in the SERP), Clothier and Madeksza are participants in the Company’s Restoration Plan. Participants in the Restoration Plan receive supplemental retirement benefits equal to the difference between (i) the benefits that they would have accrued under the U.S. Pension Plan if their target bonus amounts were included in compensation for purposes of calculating their benefits under that plan and if certain statutory benefit limits did not apply and (ii) the benefits that they actually accrue under the U.S. Pension Plan, if any. As described above, the benefits to which Mr. Gifford is entitled under the SERP will be offset by the benefits to which he is entitled under the Restoration Plan.

U.S. Defined Contribution Plan. The Company also maintains a tax-qualified 401(k) Retirement Savings Plan (the “401(k) Plan”) to which all U.S. salaried employees, including all NEOs, are able to contribute a portion of their salaries on a pre-tax basis. Subject to certain Code limits, for employees hired prior to January 1, 2019, including Messrs. Donahue, Clothier, Gifford and Novaes, the Company will match 50% of the first 3% of salary that is contributed to the 401(k) Plan. For employees hired on or after January 1, 2019, including Mr. Madeksza, who are not eligible for the U.S. Pension Plan, the Company will match 100% of the first 6% of salary that is contributed to the 401(k) Plan.

Perquisites. The Company provides the NEOs with a limited number of perquisites and other personal benefits that the Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain key executives. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties.

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Severance. The Company has employment agreements with all of the NEOs. In addition to the compensation components listed above, these contracts provide for post-employment severance payments and benefits in the event of employment termination under certain circumstances. For more information regarding potential severance payments and benefits with respect to the NEOs, see “Employment Agreements and Potential Payments upon Termination” in the Executive Compensation section below. The Committee believes that these contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and Shareholders, including in the event of a potential acquisition of the Company. In 2023, the Company adopted an executive officer cash severance policy under which the Company will not enter into any future employment agreement, severance agreement or separation agreement, or establish any new severance plan or policy covering any NEO, that provides for cash severance benefits exceeding 2.99 times the sum of the NEO’s base salary plus target bonus, without seeking Shareholder ratification of such agreement, plan or policy.

Tax Deductibility of Executive Compensation. Pursuant to Section 162(m) of the Code, compensation paid or accrued by the Company for U.S. federal income tax purposes in excess of $1 million with respect to each of our CEO, our Chief Financial Officer and our other NEOs is not tax deductible. The Company’s compensation of any individual who is a “covered employee” (as defined in Section 162(m) of the Code) will remain subject to the annual $1 million tax deductibility limit regardless of loss of status as an NEO or termination of employment.  The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even if such compensation results in non-deductible expenses under applicable law.

COMPENSATION COMMITTEE REPORT

As required by Item 402(b) of Regulation S-K, the Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is respectfully submitted on February 21, 2024 by the members of the Compensation Committee.

Stephen Hagge, Chair

Andrea Funk

James Miller

Josef Müller

Marsha Williams

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table lists certain information regarding compensation earned during the Company’s last three fiscal years by the Company’s Chief Executive Officer, Chief Financial Officer and other three Executive Officers who were the highest paid during 2023.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total Compensation

Timothy Donahue	2023	$1,370,000	$7,671,945	$2,820,488	$0	$65,790	$11,928,223
President and Chief Executive Officer	2022	1,315,000	7,364,000	599,969	0	21,167	9,300,136
	2021	1,260,000	6,368,770	3,024,000	1,106,979	55,316	11,815,065

Kevin Clothier (4)	2023	600,000	1,260,029	732,000	592,897	4,950	3,189,876
Senior Vice President and Chief Financial Officer	2022	535,000	1,123,600	156,220	0	4,575	1,819,395

Gerard Gifford	2023	875,000	3,018,757	1,401,094	0	5,223	5,300,074
Executive Vice President and Chief Operating Officer	2022	805,000	1,972,140	279,134	0	10,015	3,066,289
	2021	780,000	1,857,474	1,482,000	0	66,651	4,186,125

Matthew Madeksza (5)	2023	560,000	895,923	896,000	132,277	392,093	2,876,293
President – Transit Packaging Division

Djalma Novaes	2023	680,000	1,224,028	680,544	0	8,250	2,592,822
President –	2022	650,000	1,137,547	557,960	0	46,141	2,391,648
Americas Division	2021	620,000	1,054,698	948,352	235,099	163,461	3,021,610

(1)	The amounts in this column, computed in accordance with current Financial Accounting Standards Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of time-based restricted stock and performance-based restricted stock awards (market condition for TSR, performance condition for ROIC and assuming that the target level of performance conditions were achieved) issued by the Company for the respective fiscal years. The grant-date fair values of the time-based restricted stock awards were as follows: Mr. Donahue: $2,557,298 for 2023, $2,454,648 for 2022 and $2,132,414 for 2021; Mr. Clothier: $420,030 for 2023 and $374,528 for 2022; Mr. Gifford: $1,006,274 for 2023, $657,370 for 2022 and $621,930 for 2021; Mr. Madeksza: $298,632 for 2023; and Mr. Novaes: $408,036 for 2023, $379,177 for 2022 and $353,151 for 2021. The grant-date fair values of the performance-based restricted stock, assuming instead that the highest level of performance conditions were to be achieved, would be as follows: Mr. Donahue: $10,229,294 for 2023, $9,818,704 for 2022 and $8,472,712 for 2021; Mr. Clothier: $1,679,998 for 2023 and $1,498,144 for 2022; Mr. Gifford: $4,024,966 for 2023, $2,629,540 for 2022 and $2,471,088 for 2021; Mr. Madeksza: $1,194,582 for 2023; and Mr. Novaes: $1,631,982 for 2023, $1,516,740 for 2022 and $1,403,094 for 2021. If the minimum level of performance conditions were not to be achieved, the value of the performance-based restricted stock awards would be $0 in all cases. Further detail surrounding the shares awarded,

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the method of valuation and the assumptions made are set forth in Note W, “Stock-Based Compensation” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. There can be no assurance that the amounts related to performance-based shares will ever be realized by the NEOs.

(2)	Positive amounts in this column reflect the increase in actuarial lump-sum present value of defined benefit retirement plans, including supplemental plans, for the respective fiscal years. A decrease in actuarial lump-sum present value is required to be excluded from the amount reported in this column and is indicated in this column with a zero value. Actuarial valuations were based on assumptions that were in accordance with the guidelines of FASB ASC Topic 715 and that are discussed in Note R, “Pension and Other Postretirement Benefits” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Not all of the pension benefits payable to our NEOs will be paid in a lump sum. Future changes in interest rates could cause significant changes in the lump-sum value of such benefits. See footnote 4 on page 59 for more information. The change in value represents the difference between the highest year-end value disclosed for such benefit in prior years and the value of such benefit at the end of the reporting year.
(3)	The amounts in this column for 2023 include the following items:

	T. Donahue	K. Clothier	G. Gifford	M. Madeksza	D. Novaes
FICA on Change in SERP Valuation	$ 8,111	$ 0	$ 273	$ 0	$3,300
Defined Contribution Plan Company Contributions *	4,950	4,950	4,950	19,800	4,950
Relocation Expenses **	52,729	0	0	372,293	0
Other	0	0	0	0	0
Total	$65,790	$4,950	$5,223	$392,093	$8,250

*	See the “Retirement Benefits” subsection of the Compensation Discussion and Analysis section of this Proxy Statement for a more complete description of the defined contribution benefit plans applicable to the NEOs.
**	Relocation expenses were provided pursuant to the Company’s standard policies.
(4)	Mr. Clothier was not an NEO prior to 2022, so only information related to 2023 and 2022 is presented.
(5)	Mr. Madeksza was not an NEO prior to 2023, so only information related to 2023 is presented.

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Grants of Plan-Based Awards

The following table provides information about the annual incentive bonuses that the Company’s NEOs were eligible to receive for 2023 under the Company’s Economic Profit Incentive Plan (the “EP Plan”) and stock-based awards granted in 2023 to each of the Company’s NEOs under the Company’s 2022 Stock-Based Incentive Compensation Plan. There can be no assurance that the fair value of the performance-based stock awarded to the Company’s NEOs in 2023 will ever be realized by the NEOs. For further information and the assumptions made in determining the grant-date fair values of the stock awards, see Notes A and W to the Company’s financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Name	Grant Dates of Equity Awards	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	2023 Grant Date Fair Value of Stock and Option Awards (4) ($)
		Minimum ($)	Target ($)	Maximum ($)	Minimum (Shares)	Target (Shares)	Maximum (Shares)
Timothy Donahue	1/4/2023 (5)	0	1,849,500	3,699,000	0	59,239	118,478	31,556	7,671,945
Kevin Clothier	1/4/2023 (6)	0	480,000	960,000	0	9,729	19,458	5,183	1,260,029
Gerard Gifford	1/4/2023 (7)	0	918,750	1,837,500	0	23,309	46,618	12,417	3,018,757
Matthew Madeksza	1/4/2023 (8)	0	448,000	896,000	0	6,918	13,836	3,685	895,923
Djalma Novaes	1/4/2023 (9)	0	544,000	1,088,000	0	9,451	18,902	5,035	1,224,028

(1)	These amounts represent the range of annual non-equity incentive bonuses for which the NEOs were eligible in 2023 under the Company’s EP Plan. For further information relating to the EP Plan, see “Compensation Discussion and Analysis – Annual Incentive Bonus.” For the actual awards earned under the EP Plan for 2023, see the “Summary Compensation Table” above.
(2)	These amounts represent the range of stock-based compensation that might be realized under the 2023 performance-based restricted stock awards. The potential payouts are based on performance and are therefore at risk. The performance awards make up approximately two-thirds of the stock-based compensation. The first performance measure, representing approximately one-third of the total stock-based compensation (or half of the performance-based portion), is based upon the total shareholder return (“TSR”) achieved by the Company from January 1, 2023 to December 31, 2025 versus the TSR during that same period of a published index of industry peers that are described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” above. The second performance measure, representing approximately one-third of the total stock-based compensation (or half of the performance-based portion), is based on the Return on Invested Capital (“ROIC”) achieved by the Company from January 1, 2023 to December 31, 2025 compared to the ROIC target established by the Compensation Committee. The vesting of the performance-based shares from the 2023 award will occur in 2026, with the actual number of shares vesting dependent upon the Company’s TSR compared to that of the published index of industry peers and performance against the ROIC target. For further details, refer to Note W, “Stock-Based Compensation” to the Company’s financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Rights to the performance-based shares are not forfeited upon death or disability and remain subject to attainment of the performance goal. Performance-based shares may not be forfeited upon retirement at the discretion of the Committee and, if not forfeited, remain subject to attainment of the performance goal. TSR performance-based shares vest upon a “change in control” of the Company based on the Company’s TSR as compared to that of the published index of industry peers from the beginning of the measurement period until the time of the “change in control.” ROIC performance-based shares vest upon a “change in control” of the Company based on the ROIC of the Company compared to that of the ROIC target from the beginning of the measurement period until the date of the “change in control.”

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(3)	These amounts represent time-based restricted stock awarded in 2023, which constitute approximately one-third of the total stock-based compensation. Time-based restricted stock vests annually over three years from the date of the award. If a participant terminates employment due to retirement (with Committee approval), disability or death, or upon a “change in control” of the Company, vesting of the award accelerates.
(4)	These amounts represent the grant-date fair value of time-based restricted stock and performance-based restricted stock awarded in 2023. The grant-date fair value of the time-based restricted stock and ROIC performance-based shares is based on the closing price of the Company’s Common Stock on January 3, 2023, as adjusted to take into account that holders of unvested shares are not eligible for and do not receive dividends while such shares remain unvested. For time-based restricted stock, the grant-date fair value is $81.04. For ROIC performance-based shares, the grant-date fair value is $80.33. The grant-date fair value of the TSR performance-based shares is $93.32 and is based on a Monte Carlo valuation model. The Committee has determined that approximately two-thirds of the targeted value of stock awards to NEOs should be performance-based. In order for the Company in 2023 to deliver two-thirds of the value of an NEO’s targeted long-term equity incentive in performance-based restricted stock, somewhat more than one-third of the total number of shares granted were time-based restricted shares, and somewhat less than two-thirds were performance-based restricted shares because the prescribed valuation methods under FASB ASC Topic 718 result in higher per unit values for TSR performance-based restricted stock than for time-based restricted stock and ROIC performance-based restricted stock. Further details regarding these shares, the method of valuation and the assumptions made are set forth in Note W, “Stock-Based Compensation” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(5)	Represents grant to Mr. Donahue of 90,795 shares of stock-based compensation under the 2022 Stock-Based Incentive Compensation Plan (the “2022 Stock Plan”). Time-based restricted stock totaling 31,556 shares vests over a three-year period as follows: 10,519 shares on January 4, 2024 and January 6, 2025, respectively, and 10,518 shares on January 5, 2026. The remaining 59,239 shares of performance-based restricted stock vest on January 5, 2026 as follows: 31,835 shares based on the Company’s ROIC from January 1, 2023 to December 31, 2025 compared to the established ROIC target; 27,404 shares based on the Company’s TSR for that same period versus the TSR of a published index of industry peers. The final number of performance-based shares actually vesting may vary from 0 to 118,478.
(6)	Represents grant to Mr. Clothier of 14,912 shares of stock-based compensation under the 2022 Stock Plan. Time-based restricted stock totaling 5,183 shares vests over a three-year period as follows: 1,728 shares on January 4, 2024 and January 6, 2025, respectively, and 1,727 shares on January 5, 2026. The remaining 9,729 shares of performance-based restricted stock vest on January 5, 2026 as follows: 5,228 shares based on the Company’s ROIC from January 1, 2023 to December 31, 2025 compared to the established ROIC target; 4,501 shares based on the Company’s TSR for that same period versus the TSR of a published index of industry peers. The final number of performance-based shares actually vesting may vary from 0 to 19,458.
(7)	Represents grant to Mr. Gifford of 35,726 shares of stock-based compensation under the 2022 Stock Plan. Time-based restricted stock totaling 12,417 shares vests over a three-year period as follows: 4,139 shares on January 4, 2024, January 6, 2025, and January 5, 2026, respectively. The remaining 23,309 shares of performance-based restricted stock vest on January 5, 2026 as follows: 12,526 shares based on the Company’s ROIC from January 1, 2023 to December 31, 2025 compared to the established ROIC target; 10,783 shares based on the Company’s TSR for that same period versus the TSR of a published index of industry peers. The final number of performance-based shares actually vesting may vary from 0 to 46,618.
(8)	Represents grant to Mr. Madeksza of 10,603 shares of stock-based compensation under the 2022 Stock Plan. Time-based restricted stock totaling 3,685 shares vests over a three-year period as follows: 1,229 shares on January 4, 2024, and 1,228 shares on January 6, 2025 and January 5, 2026, respectively. The remaining 6,918 shares of performance-based restricted stock vest on January 5, 2026 as follows: 3,718 shares based on the Company’s ROIC from January 1, 2023 to December 31, 2025 compared to the established ROIC target; 3,200 shares based on the Company’s TSR for that same period versus the TSR of a published index of industry peers. The final number of performance-based shares actually vesting may vary from 0 to 13,836.
(9)	Represents grant to Mr. Novaes of 14,486 shares of stock-based compensation under the 2022 Stock Plan. Time-based restricted stock totaling 5,035 shares vests over a three-year period as follows: 1,679 shares on January 4, 2024, and 1,678 shares on January 6, 2025 and January 5, 2026, respectively. The remaining 9,451 shares of performance-based restricted stock vest on January 5, 2026 as follows: 5,079 shares based on the Company’s ROIC from January 1, 2023 to December 31, 2025 compared to the established ROIC target; 4,372 shares based on the Company’s TSR for that same period versus the TSR of a published index of industry peers. The final number of performance-based shares actually vesting may vary from 0 to 18,902.
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Outstanding Equity Awards at Fiscal Year-End

The following table shows unvested time-based restricted Common Stock and unvested performance-based restricted Common Stock held by the Company’s NEOs on December 31, 2023. There are no outstanding options. These outstanding equity awards have been granted to the Company’s NEOs under the Company’s 2022 Stock-Based Incentive Compensation Plan or its immediate predecessor.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1) (Shares)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (Shares)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
Timothy Donahue	53,953	4,968,532	144,707	13,326,068
Kevin Clothier	7,492	689,938	16,416	1,511,749
Gerard Gifford	18,588	1,711,769	47,191	4,345,819
Matthew Madeksza	11,185	1,030,027	6,918	637,079
Djalma Novaes	8,575	789,672	23,117	2,128,845
(1)	These amounts represent outstanding unvested time-based restricted stock awards. Time-based restricted stock vests annually over three years from the date of the award. Accordingly, with respect to awards made in 2021, the final one-third vested on January 8, 2024. With respect to awards made in 2022, the second one-third vested on January 5, 2024 and the final one-third will vest on January 6, 2025. With respect to awards made in 2023, the first one-third vested on January 4, 2024. The second one-third will vest on January 6, 2025 and the final one-third will vest on January 5, 2026. If a participant terminates employment due to retirement (with Committee approval), disability or death, or in the event of a “change in control” of the Company, vesting of the unvested time-based restricted stock awards accelerates to the date of termination or change in control. Included in Mr. Madeksza’s totals are 7,500 time-based restricted shares that were awarded prior to his appointment to President of Transit Packaging Division and will vest in the period May 2024 – May 2026.
(2)	Computed as of December 31, 2023. The closing price of the Company’s Common Stock on December 29, 2023 was $92.09.
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(3)	These amounts represent outstanding unvested performance-based restricted stock at target levels. The range of shares to be vested is 0 to 200% of the target based on the levels of performance achieved under the 2021 award from January 1, 2021 to December 31, 2023, under the 2022 award from January 1, 2022 to December 31, 2024 and under the 2023 award from January 1, 2023 to December 31, 2025. The number reported does not include any additional shares that may be awarded after December 31, 2023 based upon the Company’s performance but does include shares that may be forfeited based on the Company’s performance. On January 8, 2024, TSR performance-based shares earned pursuant to the 2021 awards vested as follows: for Mr. Donahue – 9,049 shares with a value on December 31, 2023 of $833,322; for Mr. Gifford – 2,639 shares with a value on December 31, 2023 of $243,026; and for Mr. Novaes – 1,499 shares with a value on December 31, 2023 of $138,043. On February 22, 2024, ROIC performance-based shares earned pursuant to the 2021 awards vested as follows: for Mr. Donahue – 43,572 shares with a value on December 31, 2023 of $4,012,545; for Mr. Gifford – 12,708 shares with a value on December 31, 2023 of $1,170,280; and for Mr. Novaes – 7,216 shares with a value on December 31, 2023 of $664,521. Messrs. Clothier and Madeksza were not issued TSR or ROIC performance-based shares in 2021 so they had no vestings of performance-based restricted stock. For further information relating to performance-based share vesting, see “Compensation Discussion and Analysis – Long-Term Equity Incentives.” Rights to the performance-based shares are not forfeited upon death or disability and remain subject to attainment of the performance goal. Performance-based shares may not be forfeited upon retirement at the discretion of the Committee and, if not forfeited, remain subject to attainment of the performance goals. TSR performance-based shares vest upon a “change in control” of the Company based upon the Company’s TSR as compared to that of a published index of industry peers at the time of the “change in control.” ROIC performance-based shares vest upon a “change in control” of the Company based upon the ROIC of the Company compared to that of the ROIC target through the date of the “change in control.”

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Option Exercises and Stock Vested

The following table shows the number of shares of the Company’s Common Stock acquired and the actual value received during 2023 upon the vesting of stock awards. The Company does not issue stock options to its NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2) ($)
Timothy Donahue	96,381	8,207,679
Kevin Clothier	3,155	261,837
Gerard Gifford	28,004	2,385,140
Matthew Madeksza	2,500	207,075
Djalma Novaes	16,095	1,370,833

(1)	Amounts in this column are time-based and performance-based restricted stock that vested in 2023. The 2020 award of TSR performance-based restricted stock vested at 45.57% of target in 2023. The 2020 award of ROIC performance-based restricted stock vested at 200.0% of target in 2023. For further information relating to the vesting of performance-based share awards, see “Compensation Discussion and Analysis – Long-Term Equity Incentives.”
(2)	The amounts in this column are the aggregate dollar amount realized upon vesting, calculated by multiplying the number of shares of stock times the market value of the Company Common Stock at the date(s) of vesting.

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Pension Benefits

The following table shows the present value of estimated benefits payable upon retirement to the NEOs under the Company’s U.S. Pension Plan, Senior Executive Retirement Plan and Restoration Plan, which are the defined-benefit pension plans maintained by the Company in which the NEOs participate.

Name	Plan Name (1)(2)	Number of Years Credited Service (3)	Present Value of Accumulated Benefit (4)(5) ($)
Timothy Donahue	Pension Plan SERP	33 33	1,225,827 18,457,571
Kevin Clothier	Pension Plan Restoration Plan (6)	31 31	856,600 1,169,172
Gerard Gifford	Pension Plan SERP/Restoration Plan (6)	41 41	1,559,057 11,150,480
Matthew Madeksza	Restoration Plan (6)	3	250,350
Djalma Novaes	Pension Plan SERP	13 24	535,627 5,879,231
(1)	The U.S. Pension Plan in which all U.S.-based NEOs participate, except for Mr. Madeksza, is designed and administered to qualify under Section 401(a) of the Code. For further information, see “Compensation Discussion and Analysis – Retirement Benefits.”
(2)	The annual benefit for those NEOs who participate in the SERP is based upon a formula equal to (i) 2.0% of the average of the five highest consecutive years of earnings during the last 10 years of service (consisting of salary and bonus, but excluding stock compensation, and determined without regard to the limits imposed on tax-qualified retirement plans) times years of service up to twenty years plus (ii) 1.45% of such average earnings for the next fifteen years of service plus (iii) at the discretion of the Compensation Committee, 1% of such average earnings for years of service beyond thirty-five years less (iv) Social Security old-age benefits (and similar benefits provided in foreign jurisdictions) attributable to employment with the Company and the Company-funded portion of the executive’s Pension Plan benefits. In the case of Mr. Gifford, the SERP is also reduced by his benefits under the Company’s Restoration Plan. For further information, see “Compensation Discussion and Analysis – Retirement Benefits.”
(3)	Years of service are rounded to the nearest full year.
(4)	The calculation of the lump-sum present value is based on assumptions that were in accordance with the guidelines of FASB ASC Topic 715 and that are discussed in Note R, “Pension and Other Postretirement Benefits” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Not all of the pension benefits payable to our NEOs will be paid in a lump sum. Interest rates strongly affect the present value of such benefits. Future changes in interest rates could cause significant changes in the lump-sum value of such benefits.
(5)	All of the benefits are vested with respect to the NEOs with the exception of Mr. Madeksza’s participation in the Restoration Plan (which will vest in October 2027).
(6)	The annual supplemental retirement benefit for Messrs. Gifford, Clothier and Madeksza under the Restoration Plan is equal to the difference between (i) the annual benefit he would have accrued under the U.S. Pension Plan if his target bonus amount were included in compensation for purposes of calculating the benefit under such Plan and if certain statutory limitations on benefit accrual did not apply and (ii) the annual benefit accrued under the U.S. Pension Plan basic pension formula as applicable to him.

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Employment Agreements and Potential Payments upon Termination

The Company has employment agreements with all of its NEOs. In addition to the compensation and benefits described above, these contracts provide for certain post-employment severance payments in the event of employment termination under certain circumstances. The Committee believes that these contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and Shareholders, including in the event of a potential acquisition of the Company.

Under his employment agreement, Mr. Donahue has agreed that, during his employment and for two years thereafter, he will not compete with the Company or solicit Company employees to terminate employment with the Company. All other NEOs are subject to a similar non-competition provision for a one-year post-employment period prior to a change in control and for two years following a change in control.

Under the agreement for each of the NEOs, if the executive’s employment is terminated because of a voluntary termination or retirement, the Company will pay the executive his base salary through the date of termination or retirement, a pro-rated bonus payment (which is payable at the Company’s discretion for Messrs. Clothier and Madeksza in the case of a voluntary termination) and any vested retirement, incentive or other benefits. The pro-rated bonus payment is based on the actual bonus for all NEOs except for Mr. Gifford, whose pro-rated payment is based on his target bonus in the event of his voluntary termination or retirement. In the event of death, the compensation is identical to the above except that (i) the payment of a pro-rated bonus payment is mandatory for each NEO and (ii) the pro-rated bonus payment is based on the actual bonus for Messrs. Donahue, Clothier and Madeksza, but on the target bonus for Messrs. Gifford and Novaes. All payments will be made to the executive’s estate in the event of death. In the case of a termination of employment due to a disability, each of the NEOs other than Mr. Donahue will be entitled to his base salary through the date of disability, a pro-rated bonus payment and any vested retirement, incentive or other benefits, plus an annual disability benefit equal to 75% of his base salary. The pro-rated bonus payment is based on the target bonus for Messrs. Gifford and Novaes and the actual bonus for Messrs. Clothier and Madeksza. In the case of Mr. Donahue’s disability, he will be entitled to his base salary through the date of disability, an annual disability benefit equal to 100% of his base salary plus a bonus equal to the average annual bonus paid or payable to him for the three most recently completed years, and any vested retirement, incentive or other benefits. If the employment of any of the NEOs is terminated for “Cause,” the Company will pay to the executive only the base salary owed through his date of termination and his vested retirement, incentive or other benefits.

Under the agreement for Mr. Donahue, if his employment is terminated by the Company without Cause or by him for “Good Reason” other than within the 12-month period following a “Change in Control,” in addition to his base salary through the date of termination, the Company will pay to Mr. Donahue (i) a pro-rated actual bonus payment and (ii) a lump-sum payment equal to three times the sum of the executive’s base salary and his target bonus for the year of termination. Under the agreement for each of the other NEOs, upon the termination of the executive’s employment by the Company without Cause other than within the 12-month period following a Change in Control, the Company will pay to the executive (i) his base salary through the date of termination, (ii) a pro-rated actual (but, for Mr. Gifford, a pro-rated target) bonus payment and (iii) a lump-sum payment equal to the executive’s annual base salary.  In all such cases, the Company will also pay to the executive any vested retirement, incentive or other benefits.

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Under the agreement for each of the NEOs, if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, during the 12-month period following a Change in Control, the Company will pay him (i) his base salary through the date of termination plus, (ii) a lump-sum payment equal to three times the sum of the executive’s base salary and his average bonus over the three completed years prior to the year of termination. On a Change in Control, all stock options and time-based restricted stock granted to the executive by the Company will become fully vested and, in the case of stock options, immediately exercisable. In addition, on a Change in Control, performance-based restricted stock will vest based upon the Company’s performance as compared to the applicable performance goals between the start of the measurement period and the date of the Change in Control. In all such cases, the Company will also pay to the executive any vested retirement, incentive or other benefits. To the extent that the executive would be subject to the excise tax under Code Section 4999 on the amounts and benefits received on a Change in Control for purposes of Code Section 280G, either (i) such amounts and benefits will be reduced or delayed by the minimum amount necessary such that no portion of the amount or benefits is subject to the excise tax or (ii) the full amount and benefits shall be paid, whichever, after taking into account all applicable taxes, including the excise tax, results in the executive’s receipt, or an after-tax basis, of the greater amount and benefits.

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The following table provides estimates of the potential severance and other post-termination benefits each NEO would receive assuming his employment was terminated as of December 31, 2023.

Name	Benefit	Termination upon Retirement, Disability or Death (1) ($)	Resignation for Good Reason prior to a Change in Control ($)	Termination without Cause prior to a Change in Control ($)	Termination without Cause or Resignation for Good Reason after a Change in Control (2) ($)
Timothy Donahue	Salary:		4,110,000	4,110,000	4,110,000
	Bonus:	2,820,488	8,368,988	8,368,988	6,503,969
	Accelerated Restricted Stock Vesting: (3)	4,968,532			18,294,599
	Total:	7,789,020	12,478,988	12,478,988	28,908,568
Kevin Clothier	Salary:			600,000	1,800,000
	Bonus:	732,000		732,000	686,620
	Accelerated Restricted Stock Vesting: (3)	689,938			2,201,688
	Total:	1,421,938		1,332,000	4,688,308
Gerard Gifford	Salary:			875,000	2,625,000
	Bonus:	918,750		918,750	3,176,634
	Accelerated Restricted Stock Vesting: (3)	1,711,769			6,057,588
	Total:	2,630,519		1,793,750	11,859,222
Matthew Madeksza	Salary:			560,000	1,680,000
	Bonus:	896,000		896,000	352,548
	Accelerated Restricted Stock Vesting: (3)	1,030,027			1,667,105
	Total:	1,926,027		1,456,000	3,699,653
Djalma Novaes	Salary:			680,000	2,040,000
	Bonus:	680,544		680,544	2,466,312
	Accelerated Restricted Stock Vesting: (3)	789,672			2,918,516
	Total:	1,470,216		1,360,544	7,424,828
(1)	The bonus amounts in this column assume a retirement scenario. In death or disability scenarios, the amounts for some of the NEOs would be different because, in these cases, bonus calculations are based on target, and not actual, bonus amounts.
(2)	In addition, as indicated in the Pension Benefits table, Messrs. Donahue, Gifford and Novaes are participants in the Company’s SERP and Messrs. Clothier, Gifford and Madeksza participate in the Company’s Restoration Plan. Currently, the SERP and Restoration Plan benefits are vested for each participant except Mr. Madeksza. In addition, as soon as administratively practicable but in no event more than 10 business days after a Change in Control, all benefits under the SERP and Restoration Plan will be paid to each vested NEO in a cash lump sum.
(3)	In the case of retirement with Committee approval, disability or death, the vesting of time-based restricted stock awards accelerates and the performance-based shares remain outstanding, subject to performance conditions until the performance period ends. Accordingly, no performance share compensation has been provided for terminations upon retirement, disability or death because payout cannot be assured. On a Change in Control, all time-based restricted stock will become vested, and performance-based restricted stock will vest based upon the Company’s achievement of the performance goals between the beginning of the relevant measurement period(s) and the date of the Change in Control. For termination after a Change in Control, the table assumes that the target level of performance share compensation will be achieved. For further details, refer to the Outstanding Equity Awards at Fiscal Year-End table above and Note W, “Stock-Based Compensation” to the Company’s financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
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Pay Ratio Disclosure

Federal law requires that the Company disclose the ratio of its CEO’s total compensation to the total compensation of its median employee (excluding the CEO). Generally, the median employee is required to be identified only once every three years. The Company identified its median employee using salary/wages and bonus information from the Company’s payroll records as of December 31, 2021. The Company does not believe that in 2023 there were changes to the employee population or compensation arrangements that would result in a significant change to its pay ratio disclosure, and the Company has determined to use the same median employee for 2023. To determine the ratio we utilized our global workforce consisting of all U.S., non-U.S., full-time, part-time and temporary employees of the Company and its consolidated subsidiaries, except that, pursuant to the de minimis exemption as permitted by SEC rules, we excluded all non-U.S. employees located in certain jurisdictions representing, in the aggregate, less than 5% of our total employees. The jurisdictions and numbers of non-U.S. employees excluded as of the date of determination were: Cambodia (780 employees), Indonesia (116 employees), Kenya (33 employees), Jamaica (37 employees), Bulgaria (57 employees), Trinidad (18 employees), Barbados (37 employees) and Tunisia (121 employees). The total number of employees in our global workforce (excluding the CEO) as of the date of determination, irrespective of any exemption, was 24,043 employees, 6,233 of whom were U.S. employees and 17,810 of whom were non-U.S. employees. After application of the de minimis exemption, the total number of U.S. employees used was 6,233, and the total number of non-U.S. employees used was 16,611. No assumptions, cost-of-living adjustments or other estimates with respect to compensation were made, except that the compensation was annualized for all full-time employees who began employment during 2021. The Company’s median employee was based outside of the U.S. The median employee’s total compensation was calculated using the same methodology used to calculate the Total Compensation of the CEO as set forth in the Summary Compensation Table included in the Executive Compensation section of this Proxy Statement. In 2023, the median employee’s total compensation was $34,870, and the total compensation of the CEO was $11,928,223. Accordingly, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees of the Company, except the CEO, is 342.1.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO¹ ($)	Compensation Actually Paid to PEO¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	ROIC⁵
					TSR ($)	Peer Group TSR ($)
2023	11,928,223	16,258,848	3,489,766	3,998,035	130.62	109.15	587	12.4%
2022	9,300,136	(6,982,448)	2,229,044	(650,485)	115.28	104.04	855	12.4%
2021	11,815,065	13,384,538	3,441,916	3,878,831	153.68	128.81	(411)	12.5%
2020	17,521,039	28,558,037	5,185,685	7,151,936	138.13	118.34	688	10.8%

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(1) Timothy Donahue was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Thomas Kelly	Thomas Kelly	Kevin Clothier	Kevin Clothier
Gerard Gifford	Gerard Gifford	Gerard Gifford	Gerard Gifford
Djalma Novaes	Djalma Novaes	Djalma Novaes	Matthew Madeksza
Didier Sourisseau	Robert Bourque	Robert Bourque	Djalma Novaes
Hock Huat Goh

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Change in Pension Value for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Pension Service Cost for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	11,928,223	0	(7,671,945)	578,785	11,423,785	16,258,848
2022	9,300,136	0	(7,364,000)	691,464	(9,610,048)	(6,982,448)
2021	11,815,065	(1,106,979)	(6,368,770)	716,307	8,328,915	13,384,538
2020	17,521,039	(5,714,297)	(6,239,951)	611,009	22,380,237	28,558,037

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	3,489,766	(181,294)	(1,599,684)	140,895	2,148,351	3,998,035
2022	2,229,044	0	(986,390)	159,674	(2,052,813)	(650,485)
2021	3,441,916	(248,755)	(1,287,047)	294,478	1,678,239	3,878,831
2020	5,185,685	(1,608,949)	(1,303,529)	199,138	4,679,591	7,151,936

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The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	8,978,564	(234,701)	0	2,679,922	0	0	11,423,785
2022	3,979,926	(13,395,521)	0	(194,453)	0	0	(9,610,048)
2021	9,948,725	(1,591,678)	0	(28,132)	0	0	8,328,915
2020	14,578,713	7,972,735	0	(171,211)	0	0	22,380,237

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	1,872,128	(35,029)	0	311,252	0	0	2,148,351
2022	533,100	(2,053,999)	0	(258,899)	(273,015)	0	(2,052,813)
2021	2,010,515	(327,022)	0	(5,254)	0	0	1,678,239
2020	3,045,471	1,678,931	0	(44,811)	0	0	4,679,591

(4) The Peer Group TSR set forth in this table utilizes the Dow Jones U.S. Containers & Packaging (DJUSCP) Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the DJUSCP Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5) We determined ROIC to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure for one or more of the prior years reported in this section and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Description of Relationship Between PEO and Other NEO Compensation

Actually Paid, Company Total Shareholder Return (“TSR”) and DJUSCP Index TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, the Company’s cumulative TSR over the four most recently completed fiscal years, and the DJUSCP Index TSR over the four most recently completed fiscal years.

PEO and Average Other NEO Compensation Actually Paid
Versus TSR
Compensation Actually Paid ($ Millions)
35
30
25
20
15
10
5
0
-5
-10
TSR (12/31/2019 Indexed to $100)
$175
$150
$125
$100
$75
$50
$25
$0
-$25
-$50
100.00
100.00
28.6
138.13
118.34
7.2
153.68
128.81
13.4
3.9
115.28
104.04
-7.0
-0.7
130.62
109.15
16.3
4.0
2019
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
Crown Holdings, Inc. TSR
Dow Jones U.S. Containers & Packaging Index TSR

*Note the TSR above is indexed to an initial $100 investment on December 31, 2019.

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Description of Relationship Between PEO and Other NEO

Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the four most recently completed fiscal years.

PEO and Average Other NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
30
25
20
15
10
5
0
-5
-10
-15
-20
900
600
300
0
-300
-600
28.6
7.2
688
13.4
3.9
-411
-7.0
-0.7
855
16.3
4.0
587
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
Crown Holdings, Inc. Net Income

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Description of Relationship Between PEO and Other NEO

Compensation Actually Paid and ROIC

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our ROIC. See the Compensation Discussion and Analysis – Calculation of ROIC (page 46) for more information on the ROIC calculation.

PEO and Average Other NEO Compensation Actually Paid
Versus ROIC
Compensation Actually Paid ($ Millions)
35
30
25
20
15
10
5
0
-5
-10
28.6
7.2
13.4
3.9
-7.0
-0.7
16.3
4.0
10.8%
12.5%
12.4%
12.4%
14%
12%
10%
8%
6%
4%
2%
0%
-2%
-4%
ROIC
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
ROIC

Tabular List of Most Important Financial Performance Measures

The following presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this list are not ranked.

Modified Operating Cash Flow
Economic Profit
Total Shareholder Return vs Peers
Return on Invested Capital

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, were the independent auditors for the most recently completed fiscal year. The Audit Committee has appointed PricewaterhouseCoopers as independent auditors to audit and report on the Company’s financial statements for 2024. A representative or representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. Such representatives also are expected to be available to respond to questions raised orally at the Annual Meeting or submitted in writing to the Office of the Corporate Secretary of the Company before the Annual Meeting.

The Audit Committee reviewed the fees of PricewaterhouseCoopers for the fiscal years ended December 31, 2023 and December 31, 2022. The Company paid fees in the following categories:

(1) Audit Fees were for professional services rendered for the audits of effectiveness of the internal control over financial reporting and consolidated financial statements of the Company, including the U.S. integrated financial statement and internal controls audit, statutory audits, issuance of comfort letters, consents and assistance with and review of documents filed with the SEC.

(2) Audit-Related Fees were for fees for due diligence in connection with mergers, acquisitions and divestitures and other assurance-related services performed in connection with statutory requirements in various countries. In 2023, Audit-Related Fees consisted largely of accounting services performed in connection with the Company’s ongoing strategic review, specifically carve-out audits of certain of the Company’s business units.

(3) Tax-Related Fees were for services rendered for (a) tax compliance, including the preparation of tax returns and claims for refunds, and (b) tax planning and advice.

(4) All Other Fees were for services rendered for assistance provided primarily to non-U.S. subsidiaries.

The amount of fees for each category in 2023 and 2022 are set forth below.

	2023	2022
Audit Fees	$9,289,000	$7,923,208
Audit-Related Fees	1,350,000	687,703
Tax-Related Fees[1]	1,482,000	1,458,229
All Other Fees	10,000	12,305

All of the services described above were approved by the Audit Committee. The Audit Committee also evaluated whether the non-audit fees paid to PricewaterhouseCoopers are compatible with maintaining their independence as auditors. The Audit Committee reviews each year the level of Audit and Audit-Related Fees in relation to all other fees paid to the independent auditors. In carrying out this responsibility, the Audit Committee may obtain input from Company management on the general level of fees. The Audit Committee pre-approves all audit and permitted non-audit services, and related fees, to be performed by the Company’s independent auditors. In addition to the Audit Committee’s annual pre-approval, under the Audit Committee Charter the Chair of the Audit Committee has the authority to review and approve other services that may arise during the year with proposed fees up to $250,000 per transaction and reports back any such approvals to the full Audit Committee. Pursuant to this authority, during 2023 the Chair reviewed and approved services with fees totaling approximately $253,906.

1 Includes tax compliance fees and tax advisory service fees.

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AUDIT COMMITTEE REPORT

The Audit Committee provides assistance to the Board of Directors by its oversight of the financial accounting practices and the internal controls of the Company and represents the Board in connection with the services rendered by the Company’s independent auditors, who report directly to the Audit Committee.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s management and its independent auditors the audited financial statements for the fiscal year ended December 31, 2023 and the Company’s system of internal controls and its effectiveness. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion as to whether the financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles in the United States. PricewaterhouseCoopers have informed the Audit Committee that they have given such an opinion with respect to the audited financial statements for the fiscal year ended December 31, 2023.

The Audit Committee discussed with the independent auditors the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

This report is respectfully submitted on February 21, 2024 by the members of the Audit Committee.

B. Craig Owens, Chair

Richard Fearon

Andrea Funk

Josef Müller

Angela Snyder

Caesar Sweitzer

Dwayne Wilson

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors to audit and report on the Company’s financial statements for 2024.

Although the submission to Shareholders of the appointment of PricewaterhouseCoopers is not required by law or the Company’s By-Laws, the Audit Committee believes it is appropriate to submit this matter to Shareholders to allow a forum for Shareholders to express their views with regard to the Audit Committee’s selection. In the event Shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment of PricewaterhouseCoopers.

The Board of Directors Recommends a Vote FOR the Ratification of the

Appointment of PricewaterhouseCoopers LLP as Independent Auditors.

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PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the Annual Meeting, the Company will conduct a Shareholder vote on an advisory resolution to approve executive compensation, commonly referred to as a “Say-on-Pay” vote. The Company currently conducts Say-on-Pay votes on an annual basis, and it expects to conduct the next Say-on-Pay vote at the Company’s 2025 Annual Meeting of Shareholders.

The Board of Directors encourages Shareholders, in deciding whether to vote in favor of the advisory resolution below, to review the compensation-related elements of this Proxy Statement, including those in the Proxy Statement Summary, the CD&A and the tables and related narrative in the Executive Compensation section, for details regarding the Company’s executive compensation program and 2023 compensation of Named Executive Officers.

The Board of Directors believes that the executive compensation program aligns the compensation of the Company’s executive management with the long-term interests of Shareholders. To align these interests, the Company compensates executive management with time-based and performance-based restricted stock and also ties a significant portion of executive cash compensation to performance-based metrics that drive shareholder value.

RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion & Analysis, the compensation tables and the related disclosure contained in the Company’s Proxy Statement for its 2024 Annual Meeting.

Although the vote is non-binding, the Board of Directors and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation.

The Board of Directors Recommends a Vote FOR the

Approval of this Advisory Resolution on Executive Compensation.

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PROPOSAL 4: PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO REDUCE MINIMUM AND MAXIMUM SIZE OF THE BOARD OF DIRECTORS

Our Board asks our Shareholders to approve an amendment to our Articles of Incorporation (the “Articles”) to reduce the minimum and maximum number of directors that constitute our Board. The current Articles provides that our Board will consist of not less than ten nor more than eighteen directors. If the proposed amendment is approved, this range would be shifted so that the Board would consist of not less than seven nor more than fifteen directors. The Board believes that the proposed amendment still will allow for a Board with diverse talents and perspectives, as well as demonstrated experience and expertise. The proposed amendment to the Articles will result in a size range for the Board that better supports our culture of critical thinking and productive discussion in the boardroom.1 The proposed amendment also will help align our Board structure with current market practice. For example, a 2023 analysis by Spencer Stuart of the governance practices of the S&P 500 companies found that the average board size of those companies consisted of 10.8 directors and that nearly two-thirds of S&P 500 boards consisted of nine to twelve directors. In addition, the amended Articles still will permit the Company to add up to five additional directors to the number of directors nominated for election at the 2024 Annual Meeting of Shareholders The change will continue to permit the necessary flexibility for effective Board refreshment and succession planning in the future while allowing the Board size to fall below ten without imposing undue haste in recruiting new Directors in the event of, for instance, unexpected Director retirements or departures from the Board. The Board approved the proposed amendment to the Articles in a meeting held on February 22, 2024 and recommends that our Shareholders vote in favor of the proposed amendment.

Proposed Amendment

A summary of the proposed amendment to the Articles is set forth below. The description of the proposed Articles amendment set forth herein is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Appendix A to this Proxy Statement.

Amendment to Articles

Our Board asks the Shareholders to approve a reduction in the minimum and maximum number of directors that constitute the Board from the current range of not less than ten nor more than eighteen directors to a new range of not less than seven nor more than fifteen directors.

The Board of Directors Recommends a Vote FOR the Approval of the Proposed

Amendment to Our Articles of Incorporation to Reduce the Minimum Size

of Our Board of Directors to Seven Directors and Reduce the Maximum Size

of Our Board of Directors to Fifteen Directors, as Described in This Proxy Statement.

1 The Company’s Board has often consisted of 10 or 11 directors in recent years but has not consisted of more than 15 directors in at least 30 years.

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PROPOSAL 5: CONSIDERATION OF A SHAREHOLDER PROPOSAL REGARDING TRANSPARENCY IN POLITICAL SPENDING

The Company has been advised that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has indicated that he holds at least 100 shares of stock in the Company, intends to submit the following proposal at the Annual Meeting. The text of the shareholder proposal and supporting statement set forth below appear exactly as it was received by us unless otherwise noted. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The Company is not responsible for the contents of this proposal. If the following proposal is properly presented at the Annual Meeting, the Board of Directors unanimously recommends a vote AGAINST the proposal.

SHAREHOLDER RESOLUTION:

Proposal 5 — Transparency in Political Spending

Resolved, Shareholders request that Crown Holdings provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.	The identity of the recipient as well as the amount paid to each; and
b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not address spending on lobbying.

Supporting Statement

As a long-term shareholder of Crown Holdings, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

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A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations — groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.

The Conference Board’s 2021 “Under a Microscope” report details these risks, recommends the process suggested in this proposal, and warns “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity — and the risks that come with it — into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions — and other forms of activity — are at odds with core company values.”

This proposal asks Crown Holdings to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes — and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including International Paper Co., Westrock Co., and Nucor Corp., which present this information on their websites.

Without knowing the recipients of our company’s political dollars shareholders cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Please support this important governance reform.

Please vote yes:

Transparency in Political Spending – Proposal 5

THE COMPANY’S STATEMENT IN OPPOSITION TO PROPOSAL 5:

The Board has carefully considered this Shareholder proposal. There is a motivation behind this proposal with which the Company fully concurs. The use of corporate funds by company managers must be monitored to ensure that managers do not divert corporate assets (and, by extension, Shareholder assets) to advance their personal financial or political objectives. However, the Board believes that the Company’s existing control mechanisms can and do adequately guard against this risk. It is our belief that public disclosure creates its own set of new risks for the Company and the Shareholders, is unnecessary and not in the best interest of the Company and our Shareholders. Accordingly, the Board recommends a vote AGAINST Proposal 5.1

The Company’s political activities and spending already are subject to extensive public disclosure requirements and internal oversight, including by our Board.

US political contributions are subject to extensive regulation under federal and state laws. Similar laws exist in many of the foreign jurisdictions where the Company operates. The Company complies with all applicable laws when engaging in any type of lobbying or political activity. In the US, that includes laws requiring public disclosure of political contributions and lobbying expenses to state and federal agencies. Information about our political contributions is therefore already publicly available to the extent required by applicable law.

1 To frame the issue, it is important to note that the Company’s aggregate contributions to US political campaigns at all levels of government over the last five years total less than fifteen thousand U.S. dollars ($15,000).

76

Political contributions made by the Company are also subject to oversight by our Board. As provided in our “Corporate Governance Guidelines” and consistent with applicable law, it is the responsibility of our Board to direct the management of the business and affairs of the Company by exercising their business judgment in good faith and acting in what they reasonably believe to be in the best long-term interests of the Company and its Shareholders and other constituencies. In fulfilling these duties, our Board annually reviews political spending by the Company and considers whether that spending is in the best interests of the Company and its Shareholders.

The Company believes its policies and procedures regarding participation in the political process are effective and structured in a manner to limit political contributions to those that support the legitimate business goals of the Company and its Shareholders and that its policies and procedures encourage an appropriate level of transparency.

Our current policies and practices comply with all federal, state and foreign laws regarding the disclosure of political contributions and achieve the objectives of this proposal. Political contributions, where permitted, are a legitimate and important method of political expression. The actions and public policy positions of elected and appointed officials at the state/local, national and international levels have the potential to impact the laws and regulations that affect our business, our employees and the communities in which we operate. It is important that we retain the flexibility to actively and appropriately participate in the electoral and legislative processes consistent with existing law in order to protect the interests of our business and our Shareholders. We may do this by contributing prudently (and in compliance with existing disclosure laws) to candidates, political organizations and/or trade associations only when management believes that such contributions may advance the Company’s business objectives and the interests of our Shareholders.

Our Code of Business Conduct and Ethics specifically prohibits the unlawful use of corporate funds for political contributions or the use of political contributions to secure any improper benefit for the Company. Our Code of Business Conduct and Ethics also prohibits any Company employee from giving as a gift anything of greater than nominal value to any public or political party official and prohibits any gift or favor that may be considered a bribe or other illegal or unethical payment, regardless of value. In addition, our Whistleblowing and Business Ethics Hotline Policy provides for a confidential Business Ethics Line, administered by a third party, for employees, directors, officers, consultants, customers, vendors and business associates to report in good faith any potential violations of our Code of Business Conduct and Ethics, including any violations related to political activity or spending.

The Company believes the expanded disclosure requested in this proposal could place it at a competitive disadvantage.

Many companies, including our competitors, are able to make political contributions and are subject to existing legal requirements on disclosure of those contributions. If the Company were required to expand its disclosures of political contributions and expenditures beyond those required by applicable law, the Company could be at a competitive disadvantage. For instance, it could require the Company to reveal information about its long-term strategies and priorities, while its competitors would not be subject to those requirements. This could hinder the Company’s ability to engage in the public policy making process to protect and advance the Company’s interests and the interests of our Shareholders. To the extent the proponent believes that current law requires inadequate disclosure from all parties, we believe that federal, state and foreign governments are the appropriate recipients of the proponent’s specific positions on political contribution disclosure laws. The Company should not be held to a different standard than its competitors or other companies in the industry generally.

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For these reasons, among others, we believe that the Company should not be required to provide disclosure of political contributions and expenditures made with corporate funds beyond what is already required by applicable law. After careful consideration, the Board concluded that any expansion of the public reporting requirements beyond those required under existing law should be applied on a consistent basis to all participants in the political process and adopted through appropriate rulemaking or legislative process, not simply applied to the Company.

The Board of Directors Recommends a Vote AGAINST the Shareholder

Proposal Regarding Transparency in Political Spending.

OTHER MATTERS

The Board of Directors knows of no other matter that may be presented for Shareholder action at the Annual Meeting, but if other matters do properly come before the Annual Meeting, or if any of the persons named above to serve as Directors are unable or decline to serve, it is intended that the persons named in the Proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

ADAM J. DICKSTEIN
Corporate Secretary

Tampa, Florida 33637
March 25, 2024

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APPENDIX A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION OF

CROWN HOLDINGS, INC.

In compliance with the requirements of the applicable provisions (relating to articles of amendment) of the Pennsylvania Business Corporation Law of 1988, as amended, the undersigned, desiring to amend its Articles of Incorporation, as amended, hereby states that:

1.	The name of the Corporation is Crown Holdings, Inc. (the “Corporation”).
2.	The address of the Corporation’s registered office in the Commonwealth of Pennsylvania is CT Corporation System, 600 N. 2nd Street, Suite 401, Harrisburg, Pennsylvania 17101-1071.
3.	The Corporation was incorporated under the Pennsylvania Business Corporation Law of 1988, as amended.
4.	The date of the Corporation’s incorporation was February 7, 2003.
5.	The amendment shall be effective upon filing of these Articles of Amendment in the Pennsylvania Department of State.
6.	The amendment was adopted by the Corporation by the Board of Directors and Shareholders of the Corporation under 15 Pa.C.S. §§ 1912(a) and 1914(a).
7.	The amendment adopted by the Corporation is:

RESOLVED, that the Articles of Incorporation of the Corporation, as amended, are hereby amended (the “Amendment”) by amending and restating Article Seventh in its entirety as follows:

SEVENTH: The number of the directors of the Corporation is to be not less than seven (7) nor more than fifteen (15), as may be provided in the by-laws from time to time. The directors need not be stockholders of the Corporation.

Except as set forth in these Articles of Amendment, the Articles of Incorporation, as amended, remain in full force and effect.

A-1

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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

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SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors Recommends a Vote FOR the Election of all Nominees.

1.	Election of	01	Timothy J. Donahue	06	B. Craig Owens	□	Vote FOR	□	WITHHOLD Vote
	directors:	02	Richard H. Fearon	07	Angela M. Snyder		all nominees		from all nominees
		03	Andrea J. Funk	08	Caesar F. Sweizer		(except as marked)
		04	Stephen J. Hagge	09	Marsha C. Williams
		05	James H. Miller	10	Dwayne A. Wilson

(Instructions: To withhold authority to vote for any indicated nominee(s), write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors Recommends a Vote FOR Items 2 through 4 and AGAINST Item 5.
2.	Ratification of the appointment of independent auditors for the fiscal year ending December 31, 2024.	□	For	□	Against	□	Abstain
3.	Approval by advisory vote of the resolution on executive compensation as described in the Proxy Statement.	□	For	□	Against	□	Abstain
4.	Proposal to amend the Articles of Incorporation to reduce the minimum and maximum size of the Board of Directors.	□	For	□	Against	□	Abstain
5.	Consideration of a Shareholder’s proposal regarding transparency in political spending.	□	For	□	Against	□	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 THROUGH 4 AND AGAINST ITEM 5.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CROWN HOLDINGS, INC.

The 2024 Annual Meeting of Shareholders will be held

on May 2, 2024 at 9:30 a.m. at:

The Westin Tampa Waterside

725 South Harbour Island Boulevard

Tampa, Florida

Copies of the following materials are available at

www.crowncork.com/investors/governance/proxy-online

• the Proxy Statement relating to the Annual Meeting of Shareholders
• this Proxy Card
• the Annual Report to Shareholders

Crown Holdings, Inc. Hidden River Corporate Center Two 14025 Riveredge Drive, Suite 300 Tampa, Florida 33637	PROXY

Proxy for Annual Meeting of Shareholders to be held on May 2, 2024

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Timothy J. Donahue, Kevin C. Clothier and Adam J. Dickstein as Proxy Holders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Crown Holdings, Inc. held of record by the undersigned on March 12, 2024 at the Annual Meeting of Shareholders to be held at The Westin Tampa Waterside, 725 South Harbour Island Boulevard, Tampa, Florida on May 2, 2024 at 9:30 a.m., or any adjournments thereof, for the items shown on the reverse side and, in the discretion of the Proxy Holders, on any other matter that may properly come before the meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Holders cannot vote your shares unless you sign and return this card or you elect to vote your shares electronically by telephone or via the Internet.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named Proxy Holders to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*
INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/cck	1-866-883-3382

Use the internet to vote your proxy	Use a touch-tone telephone to	Mark, sign and date this proxy
until 11:59 p.m. (ET) on	vote your proxy until 11:59 p.m.	card and return it in the
May 1, 2024	(ET) on May 1, 2024	postage-paid envelope provided.

Voting your Proxy by Internet or Telephone
• Please have your Proxy Card and control number available.
• You do NOT need to mail back your Proxy Card.